                                                                     EXHIBIT 4.6

================================================================================

                        MOORE NORTH AMERICA FINANCE INC.

                                       and

                           Bank One, N.A., as Trustee

                        --------------------------------

                                    INDENTURE

                           Dated as of March 14, 2003

                        --------------------------------

                       $403,000,000 7-7/8 % Notes Due 2011

================================================================================

                              CROSS-REFERENCE TABLE

  TIA                                                                         Indenture
Section                                                                        Section
-------                                                                        -------
310(a)(1)...............................................................         7.10
   (a)(2)...............................................................         7.10
   (a)(3)...............................................................         N.A.
   (a)(4)...............................................................         N.A.
   (a)(5)...............................................................         7.10
   (b)..................................................................         7.08; 7.10
   (b)(1)...............................................................         7.10
   (c)..................................................................         N.A.
311(a)..................................................................         7.11
   (b)..................................................................         7.11
   (c)..................................................................         N.A.
312(a)..................................................................         2.06
   (b)..................................................................         12.03
   (c)..................................................................         12.03
313(a)..................................................................         7.06
   (b)..................................................................         7.08
   (b)(1)...............................................................         N.A.
   (b)(2)...............................................................         7.06; 11.04
   (c)..................................................................         7.06; 11.04
   (d)..................................................................         7.06
314(a)..................................................................         4.06; 4.18; 12.04
   (b)..................................................................         11.02
   (c)(1)...............................................................         12.04
   (c)(2)...............................................................         12.04
   (c)(3)...............................................................         N.A.
   (d)..................................................................         11.04
   (e)..................................................................         12.05
   (f)..................................................................         N.A.
315(a)..................................................................         7.01(b)
   (b)..................................................................         7.05
   (c)..................................................................         7.01(a)
   (d)..................................................................         7.01(c)
   (e)..................................................................         6.12
316(a) (last sentence)..................................................         2.10
   (a)(1)(A)............................................................         6.05
   (a)(1)(B)............................................................         6.04
   (a)(2)...............................................................         N.A.
   (b)..................................................................         6.08
   (c)..................................................................         8.04
317(a)(1)...............................................................         6.09
   (a)(2)...............................................................         6.10
   (b)..................................................................         2.05; 7.12
318(a)..................................................................         12.01

----------
N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture

                                TABLE OF CONTENTS

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
                                                      ARTICLE ONE

                                       DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.   Definitions........................................................................                 1
SECTION 1.02.   Incorporation by Reference of Trust Indenture Act..................................                38
SECTION 1.03.   Rules of Construction..............................................................                39

                                                      ARTICLE TWO

                                                     THE SECURITIES

SECTION 2.01.   Amount of Notes....................................................................                40
SECTION 2.02.   Form and Dating....................................................................                40
SECTION 2.03.   Execution and Authentication.......................................................                40
SECTION 2.04.   Registrar and Paying Agent.........................................................                41
SECTION 2.05.   Paying Agent To Hold Money in Trust................................................                42
SECTION 2.06.   Holder Lists.......................................................................                42
SECTION 2.07.   Transfer and Exchange..............................................................                42
SECTION 2.08.   Replacement Notes..................................................................                43
SECTION 2.09.   Outstanding Notes..................................................................                43
SECTION 2.10.   Treasury Notes.....................................................................                44
SECTION 2.11.   Temporary Notes....................................................................                44
SECTION 2.12.   Cancellation.......................................................................                44
SECTION 2.13.   Defaulted Interest.................................................................                45
SECTION 2.14.   CUSIP Number.......................................................................                45
SECTION 2.15.   Deposit of Moneys..................................................................                45
SECTION 2.16.   Book-Entry Provisions for Global Notes.............................................                46
SECTION 2.17.   Special Transfer Provisions........................................................                47
SECTION 2.18.   Computation of Interest............................................................                50

                                                     ARTICLE THREE

                                                       REDEMPTION

SECTION 3.01.   Election To Redeem; Notices to Trustee.............................................                50
SECTION 3.02.   Selection by Trustee of Notes To Be Redeemed.......................................                50
SECTION 3.03.   Notice of Redemption...............................................................                51
SECTION 3.04.   Effect of Notice of Redemption.....................................................                52

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
SECTION 3.05.   Deposit of Redemption Price........................................................                52
SECTION 3.06.   Notes Redeemed in Part.............................................................                53
SECTION 3.07.   Special Mandatory Redemption; Notices to Trustee and Securities Intermediary.......                53
SECTION 3.08.   Notice of Special Mandatory Redemption to Holders..................................                53
SECTION 3.09.   Effect of Notice of Special Mandatory Redemption...................................                54
SECTION 3.10.   Deposit of Special Mandatory Redemption Price......................................                54
SECTION 3.11.   Other Mandatory Redemption.........................................................                54

                                                      ARTICLE FOUR

                                                       COVENANTS

SECTION 4.01.   Payment of Notes...................................................................                54
SECTION 4.02.   Maintenance of Office or Agency....................................................                55
SECTION 4.03.   Legal Existence....................................................................                55
SECTION 4.04.   Maintenance of Properties; Insurance; Compliance with Law..........................                56
SECTION 4.05.   Waiver of Stay, Extension or Usury Laws............................................                56
SECTION 4.06.   Compliance Certificate.............................................................                57
SECTION 4.07.   Payment of Taxes and Other Claims..................................................                57
SECTION 4.08.   Repurchase at the Option of Holders upon Change of Control.........................                58
SECTION 4.09.   Limitation on Debt.................................................................                60
SECTION 4.10.   Limitation on Restricted Payments..................................................                64
SECTION 4.11.   Limitation on Liens................................................................                69
SECTION 4.12.   Limitation on Asset Sales..........................................................                69
SECTION 4.13.   Limitation on Restrictions on Distributions from Restricted Subsidiaries...........                73
SECTION 4.14.   Limitation on Transactions with Affiliates.........................................                76
SECTION 4.15.   Designation of Restricted and Unrestricted Subsidiaries............................                78
SECTION 4.16.   Creation of Subsidiaries; Additional Subsidiary Guarantees.........................                79
SECTION 4.17.   Limitation of Company's Business...................................................                80
SECTION 4.18.   Reports to Holders.................................................................                80
SECTION 4.19.   Covenant Suspension................................................................                81
SECTION 4.20.   Additional Amounts.................................................................                82

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
                                                      ARTICLE FIVE

                                                 SUCCESSOR CORPORATION

SECTION 5.01.   Merger, Consolidation and Sale of Property.........................................                83
SECTION 5.02.   Successor Person Substituted.......................................................                86

                                                      ARTICLE SIX

                                                 DEFAULTS AND REMEDIES

SECTION 6.01.   Events of Default..................................................................                86
SECTION 6.02.   Acceleration of Maturity; Rescission...............................................                88
SECTION 6.03.   Other Remedies.....................................................................                90
SECTION 6.04.   Waiver of Past Defaults and Events of Default......................................                90
SECTION 6.05.   Control by Majority................................................................                91
SECTION 6.06.   Limitation on Suits................................................................                91
SECTION 6.07.   No Personal Liability of Directors, Officers, Employees and Stockholders...........                92
SECTION 6.08.   Rights of Holders To Receive Payment...............................................                92
SECTION 6.09.   Collection Suit by Trustee.........................................................                92
SECTION 6.10.   Trustee May File Proofs of Claim...................................................                92
SECTION 6.11.   Priorities.........................................................................                93
SECTION 6.12.   Undertaking for Costs..............................................................                93

                                                     ARTICLE SEVEN

                                                        TRUSTEE

SECTION 7.01.   Duties of Trustee..................................................................                94
SECTION 7.02.   Rights of Trustee..................................................................                95
SECTION 7.03.   Individual Rights of Trustee.......................................................                97
SECTION 7.04.   Trustee's Disclaimer...............................................................                97
SECTION 7.05.   Notice of Defaults.................................................................                97
SECTION 7.06.   Reports by Trustee to Holders......................................................                97
SECTION 7.07.   Compensation and Indemnity.........................................................                98
SECTION 7.08.   Replacement of Trustee.............................................................                99
SECTION 7.09.   Successor Trustee by Consolidation, Merger, etc....................................               100
SECTION 7.10.   Eligibility; Disqualification......................................................               100
SECTION 7.11.   Preferential Collection of Claims Against Company..................................               101
SECTION 7.12.   Paying Agents......................................................................               101


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                                                     ARTICLE EIGHT

                                                MODIFICATION AND WAIVER

SECTION 8.01.   Without Consent of Holders.........................................................               101
SECTION 8.02.   With Consent of Holders............................................................               102
SECTION 8.03.   Compliance with Trust Indenture Act................................................               104
SECTION 8.04.   Revocation and Effect of Consents..................................................               104
SECTION 8.05.   Notation on or Exchange of Notes...................................................               104
SECTION 8.06.   Trustee To Sign Amendments, etc....................................................               105

                                                      ARTICLE NINE

                                           DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.   Discharge of Liability on Notes; Defeasance........................................               105
SECTION 9.02.   Conditions to Defeasance...........................................................               107
SECTION 9.03.   Deposited Money and Government Obligations To Be Held in Trust;
                   Other Miscellaneous Provisions..................................................               108
SECTION 9.04.   Reinstatement......................................................................               109
SECTION 9.05.   Moneys Held by Paying Agent........................................................               109
SECTION 9.06.   Moneys Held by Trustee.............................................................               109

                                                      ARTICLE TEN

                                                GUARANTEE OF SECURITIES

SECTION 10.01.  Guarantee..........................................................................               110
SECTION 10.02.  Execution and Delivery of Guarantee................................................               111
SECTION 10.03.  Release of Guarantors..............................................................               112
SECTION 10.04.  Waiver of Subrogation..............................................................               112
SECTION 10.05.  Notice to Trustee..................................................................               113
SECTION 10.06.  Subordination of Subordinated Subsidiary Guarantees................................               114

                                                     ARTICLE ELEVEN

                                                   SECURITY DOCUMENTS

SECTION 11.01.  Security Documents.................................................................               116
SECTION 11.02.  Recording and Opinions.............................................................               116
SECTION 11.03.  Release of Collateral..............................................................               117

                                                                                                                  Page
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
SECTION 11.04.  Certificates of the Company........................................................               117
SECTION 11.05.  Certificates of the Trustee........................................................               118
SECTION 11.06.  Authorization of Actions To Be Taken by the Trustee Under the Security Documents...               118
SECTION 11.07.  Authorization of Receipt of Funds by the Trustee Under the Security Documents......               118
SECTION 11.08.  Termination of Security Interest...................................................               119

                                                     ARTICLE TWELVE

                                                     MISCELLANEOUS

SECTION 12.01.  Trust Indenture Act Controls.......................................................               118
SECTION 12.02.  Notices............................................................................               119
SECTION 12.03.  Communications by Holders with Other Holders.......................................               121
SECTION 12.04.  Certificate and Opinion as to Conditions Precedent.................................               121
SECTION 12.05.  Statements Required in Certificate and Opinion.....................................               121
SECTION 12.06.  Rules by Trustee and Agents........................................................               122
SECTION 12.07.  Legal Holidays.....................................................................               122
SECTION 12.08.  Governing Law......................................................................               122
SECTION 12.09.  No Adverse Interpretation of Other Agreements......................................               122
SECTION 12.10.  Successors.........................................................................               122
SECTION 12.11.  Multiple Counterparts..............................................................               122
SECTION 12.12.  Consent To Jurisdiction And Service Of Process.....................................               123
SECTION 12.13.  Conversion of Currency.............................................................               123
SECTION 12.14.  Currency Equivalent................................................................               125
SECTION 12.15.  Table of Contents, Headings, etc...................................................               125
SECTION 12.16.  Separability.......................................................................               125

                                                        EXHIBITS

Exhibit A.      Form of Note.......................................................................               A-1
Exhibit B.      Form of Legend for Rule 144A Notes and Other Notes That Are Restricted Notes.......               B-1
Exhibit C.      Form of Legend for Regulation S Note...............................................               C-1
Exhibit D.      Form of Legend for Global Note.....................................................               D-1
Exhibit E.      Form of Certificate To Be Delivered in Connection with
                    Transfers Pursuant to Regulation S.............................................               E-1
Exhibit F.      Form of Guarantee..................................................................               F-1
Exhibit G.      Form of Certificate from Acquiring Institutional
                    Accredited Investor............................................................               G-1

            INDENTURE, dated as of March 14, 2003, among MOORE NORTH AMERICA FINANCE INC., a Delaware corporation, as issuer (the "Company"), the Guarantors named herein and Bank One, N.A., a national banking association, as trustee (the "Trustee").

            On and after the Release Date, the Notes will be Guaranteed by the Guarantors (as defined herein).

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

            "Acquired Debt" means Debt of a Person existing at the time such Person becomes a Restricted Subsidiary or merges or consolidates with or into the Company or a Guarantor or Restricted Subsidiary, or assumed in connection with the acquisition of assets from such Person and, in any case, such Debt was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition. Acquired Debt shall be deemed to be Incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of such merger, consolidation or acquisition and all Debt of Wallace and its Subsidiaries outstanding on the date of the Release shall be Acquired Debt.

            "Acquisition" means the consummation, on the date of the Release, of the acquisition by Moore Corporation Limited, a Canadian corporation, or one of its subsidiaries, of Wallace Computer Services, Inc., a Delaware corporation, in accordance with the terms of the Acquisition Agreement and the transactions related thereto.

            "Acquisition Agreement" means the Agreement and Plan of Merger among Moore, M-W Acquisition, Inc. and Wallace Computer Services, Inc., dated as of January 16, 2003, as it may be amended in accordance with the terms thereof.

            "Additional Amounts" has the meaning set forth in Section 4.20.

            "Additional Assets" means:

            (a) any Property (other than cash, Temporary Cash Investments and securities) to be owned by a Guarantor or any Restricted Subsidiary and used in the business of a Guarantor or a Restricted Subsidiary in a Related Business; or

            (b) Capital Stock of a Person that is or becomes a Restricted Subsidiary upon or as a result of the acquisition of such Capital Stock by the Company, a Guarantor or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; provided, however, that, in the case of this clause (b), such Restricted Subsidiary is primarily engaged in a Related Business.

            "Additional Notes" has the meaning set forth in Section 2.01.

            "Affiliate" of any specified Person means:

            (a) any Person who is a director or officer of:

                  (1)   such specified Person,

                  (2)   any Subsidiary of such specified Person, or

                  (3)   any Person described in clause (b) below.

            (b) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

            For the purposes of this definition, "control", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.12 and 4.14 and the definition of "Additional Assets" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company, Moore NA or either Parent or Wallace and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof. Notwithstanding the foregoing, no Person (other than the Company, a Guarantor or a Restricted Subsidiary) in whom a Securitization Entity makes an Investment in connection with a Qualified Securitization Transaction shall be deemed an Affiliate of the Company, a Guarantor or any Restricted Subsidiary solely by reason of such Investment.

            "Affiliate Transaction" has the meaning set forth in Section 4.14.

            "Agent" means any Registrar, Paying Agent, or agent for service or notices and demands.

            "Agent Members" has the meaning set forth in Section 2.16.

            "Allocable Excess Proceeds" has the meaning set forth in Section 4.12(e).

            "Alternate Offer" has the meaning set forth in Section 4.08(e).

            "amend" means amend, modify, supplement, restate or amend and restate, including successively; and "amending" and "amended" have correlative meanings.

            "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company, a Guarantor or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

            (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company, a Guarantor or a Restricted Subsidiary),

            (b) all or substantially all of the properties and assets of any division or line of business of the Company, a Guarantor or any Restricted Subsidiary, or

            (c) any other assets of the Company, a Guarantor or any Restricted Subsidiary outside of the ordinary course of business of the Company, such Guarantor or Restricted Subsidiary;

other than, in the case of clause (a), (b) or (c) above,

            (1) any disposition by the Company, a Guarantor or a Restricted Subsidiary to the Company, a Guarantor, a Restricted Subsidiary or any Person (if after giving effect to such transfer such other Person becomes a Restricted Subsidiary),

            (2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 4.10,

            (3) any disposition effected in compliance with Section 5.01,

            (4) any sale or other disposition of cash or Temporary Cash Investments,

            (5) any disposition of obsolete, worn out or permanently retired equipment or facilities or other property that is no longer used or useful in the ordinary course of the business of the Company, a Guarantor or any Restricted Subsidiary,

            (6) any disposition of Receivables and Related Assets in a Qualified Securitization Transaction for the Fair Market Value thereof, including cash or Temporary Cash Investments in an amount at least equal to 75% of the Fair Market Value thereof,

            (7) for purposes of Section 4.12, any disposition the net proceeds of which to the Company, a Guarantor and the Restricted Subsidiaries do not exceed $15 million in any transaction or series of related transactions,

            (8) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company, the Guarantors and the Restricted Subsidiaries,

            (9) any release of intangible claims or rights in connection with the loss or settlement of a bona fide lawsuit, dispute or other controversy,

            (10) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, and

            (11) the disposition of Peak Technologies Inc. and its subsidiaries for consideration at least equal to its Fair Market Value and that satisfies clause (b) of the first paragraph of Section 4.12.

            "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

            (a) the sum of the products of (1) the number of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by (2) the amount of such payment by

            (b) the sum of all such payments.

      "Base Currency" has the meaning set forth in Section 12.13 hereof.

      "Bankruptcy Law" means Title 11, United States Code, or any similar U.S. Federal or state law, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or any other Canadian federal or provincial law or law of any other jurisdiction relating to bankruptcy, insolvency, winding-up, liquidation, reorganization or relief of debtors.

            "Board of Directors" means, with respect to any Person, the board of directors, or any equivalent management entity, of such Person or any committee thereof duly authorized to act on behalf of such board.

            "Board Resolution" means, with respect to any Person, a copy of a resolution of such Person's Board of Directors, certified by the Secretary or an Assistant Secretary, or an equivalent officer, of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

            "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized or required by law to close.

            "Canadian Guarantor" has the meaning set forth in Section 4.20.

            "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of
Section 4.11, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

            "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest prior to conversion or exchange.

            "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company or a Guarantor from the issuance or sale (other than to the Company, a Guarantor or a Restricted Subsidiary or to an employee stock ownership plan or trust established by the Company, a Guarantor or a Restricted Subsidiary for the benefit of its employees and except to the extent that any purchase made pursuant to such issuance or sale is financed by the Company, Moore, Moore NA, Wallace or any Restricted Subsidiary) by it of its Capital Stock (including upon the exercise of options, warrants or rights) (other than Disqualified Stock) or warrants, options or rights to purchase its Capital Stock (other than Disqualified Stock) after the Issue Date (other than to finance part of the purchase price of the Acquisition), net of at-torneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "Change of Control" means the occurrence of any of the following events:

            (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of Moore (for the purpose of this clause (1), a Person shall be deemed to beneficially own the Voting Stock of a corporation that is beneficially owned (as defined above) by another corporation (a "parent corporation") if such Person beneficially owns (as defined above) at least 50% of the aggregate voting power of all classes of Voting Stock of such parent corporation);

            (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Moore (together with any new directors whose election by such Board of Directors or whose nomination for election by the applicable shareholders was approved or ratified by a vote of more than 50% of the Board of Directors of Moore then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or ratified) cease for any reason to constitute a majority of such Board of Directors then in office;

            (3) the adoption of a plan relating to the liquidation or dissolution of either Moore or the Company;

            (4) the merger or consolidation of Moore with or into another Person or the merger of another Person with or into Moore, or the sale of all or substantially all the assets of Moore and its Restricted Subsidiaries, taken as a whole, to another Person, and, in the case of any such merger or consolidation, the securities of the entity to be merged that are outstanding immediately prior to such transaction and that represent 100% of the aggregate voting power of the Voting Stock of such entity, are changed into or exchanged for cash, securities or Property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation; or

            (5) the Company is no longer a direct or indirect wholly owned Subsidiary of Moore.

            For purposes of this definition of "Change of Control", references to Moore mean Moore and its successors or assigns.

            "Change of Control Offer" has the meaning set forth in Section 4.08.

            "Change of Control Payment Date" has the meaning set forth in
Section 4.08.

            "Change of Control Purchase Price" has the meaning set forth in
Section 4.08.

            "Clearstream" has the meaning set forth in Section 2.16.

            "Collateral" has the meaning set forth in Section 6(a) of the Escrow and Pledge Agreement.

            "Combined Consolidated Net Income" means the aggregate of the Consolidated Net Income of the Company, the Guarantors and the Restricted Subsidiaries, without duplication.

            "Combined Consolidated Net Tangible Assets" means the aggregate of the Consolidated Net Tangible Assets of the Company, the Guarantors and the Restricted Subsidiaries, without duplication.

            "Commission" means the U.S. Securities and Exchange Commission.

            "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

            "Company" means the party named as such in the first paragraph of this Indenture, until a successor replaces such party pursuant to Article Five and thereafter means the successor.

            "Consolidated Current Liabilities" means, for any Person, as of any date of determination, the aggregate amount of liabilities of such Person and its Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), as of such date on a consolidated basis, after eliminating:

            (1) all intercompany items between such Person and any Restricted Subsidiary and

            (2) all current maturities of long-term Debt, all as determined in accordance with GAAP consistently applied.

            "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period, plus in each case, without duplication:

            (a) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period to the extent that such provision for taxes was included in computing such Consolidated Net Income;

            (b) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income;

            (c) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income;

            (d) expenses or charges relating to the refinancing or repayment of debt, including the write-off of deferred financing costs and any premiums relating to such refinancing or repayment of such Person, to the extent that such charges were deducted in computing such Consolidated Net Income;

            (e) charges relating to the purchase or other acquisition of Capital Stock to the extent that such charges were deducted in computing such Consolidated Net Income; and

            (f) any non-cash charges reducing Consolidated Net Income for such period (excluding any such non-cash charge to the extent that it represents an accrual of or a reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period); minus

            (g) any non-cash items increasing Consolidated Net Income for such period (without duplication, excluding any reversal of a reserve for cash expense, if the establishment of such reserve had previously decreased Consolidated Net Income).

            "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

            (1) the aggregate of the net interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation: (a) any amortization of debt discount; (b) the net costs under Interest Rate Agreements; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation; and

            (2) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Income" means, for any Person for any period, the consolidated net income (loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis prior to any adjustment to net income for any preferred stock (other than Disqualified Stock) as determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

            (a) the net income of any Person (the "other Person") in which the Person in question or any of its Restricted Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with GAAP) except for the amount of dividends or distributions paid to the Person in question or to the Subsidiary;

            (b) any net income of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than, if applicable, pursuant to the Notes or under this Indenture) to the extent of such restriction or limitation;

            (c) any net gain or loss realized upon the sale or other disposition of any Property of such Person or any of its consolidated Subsidiaries (including pursuant to any sale and leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business;

            (d) any net after-tax extraordinary gain or loss;

            (e) the cumulative effect of a change in accounting principles;

            (f) any non-cash compensation expense realized for grants of stock appreciation or similar rights, stock options, Capital Stock or other rights to officers, directors and employees of such Person or a Subsidiary of such Person, provided that such rights (if redeemable), options or other rights can be redeemed at the option of the holder only for Capital Stock of such Person (other than Disqualified Stock) or Capital Stock of a direct or indirect parent of such Person;

            (g) to the extent non-cash, any unusual, non-operating or non-recurring gain or loss;

            (h) interest expense related to the Notes and the Credit Agreement prior to the Release to the extent in excess of any interest income earned on the Escrowed Property or the funds held pursuant to the Credit Facility Escrow Arrangements; and

            (i) expenses or charges (whether cash or non-cash) related to the Acquisition and any restructuring related thereto, including any refunding or refinancing expenses related to Debt repaid or refinanced.

            Notwithstanding the foregoing, to avoid duplication, for purposes of
Section 4.10 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company, a Guarantor or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.10 pursuant to clause (b)(3)(iv) thereof.

            "Consolidated Net Tangible Assets" means, for any Person as of any date of determination, the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables and other applicable reserves) which would appear on a consolidated balance sheet of such Person and the Restricted Subsidiaries, as of such date determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent not otherwise included, the amounts of:

            (1) minority interests in consolidated Subsidiaries held by Persons other than the Company, a Guarantor or a Restricted Subsidiary;

            (2) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors of such Person and the Board of Directors of Moore;

            (3) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

            (4) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

            (5) investments in and assets of Unrestricted Subsidiaries.

            "Corporate Trust Office" means the principal office of the Trustee at which at any time this Indenture shall be administered, which office at the date hereof is located at 1 Bank One Plaza, Suite IL1-0430, Chicago, Illnois 60670-0430, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

            "Covenant Defeasance" has the meaning set forth in Section 9.01.

            "Credit Agreement" means the Credit Agreement, dated as of the Issue Date, among Moore, Moore Holdings, the lenders party thereto in their capacities as lenders thereunder, Citicorp North America, Inc., as administrative agent, and Deutsche Bank Securities Inc., as syndication agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified (including to increase the amount of available borrowings thereunder or to add Restricted Subsidiaries as additional borrowers or guarantors thereunder) from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Debt under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

            "Credit Facility" means the Credit Agreement and one or more debt or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, or other forms of guarantees or assurances that one or more times refinance, replace, supplement, modify or amend such credit facility (including increasing the amount of available borrowings thereunder or adding obligors as additional borrowers or guarantors thereunder) or all or any portion of the Debt under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

            "Credit Facility Escrow Arrangements" means the escrow account and related agreements pursuant to which the proceeds of certain borrowings under the Credit Agreement made by the Company or an Affiliate of the Company prior to the Release will be placed into escrow until the closing under the Acquisition Agreement.

            "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, currency option, syn-thetic cap or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

            "Custodian" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            "Deadline" means August 31, 2003, or such earlier date as Moore determines that it will not pursue the consummation of the Acquisition.

            "Debt" means, with respect to any Person on any date of determination (without duplication):

            (a) the principal of and premium (if any, but only in the event such premium has become due) in respect of:

                  (1) debt of such Person for borrowed money, and

                  (2) debt evidenced by notes, debentures, bonds or other
            similar instruments for the payment of which such Person is responsible or liable;

            (b) all Capital Lease Obligations of such Person;

            (c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable for goods and services arising in the ordinary course of business);

            (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit, performance bonds or surety bonds securing obligations (other than obligations described in (a) through (c) above) provided in the ordinary course of business of such Person to the extent such letters of credit and bonds are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 30th Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit or bond);

            (e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, that is not a Guarantor, any Preferred Stock (measured, in each case, at the greatest of its voluntary or involuntary maximum fixed repurchase price or liquidation value on the date of determination but excluding, in each case, any accrued dividends for any current period not yet payable);

            (f) all obligations of other Persons of the type referred to in clauses (a) through (e) above, and all accrued dividends of other Persons currently payable, the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

            (g) all obligations of the type referred to in clauses (a) through
      (f) above of other Persons, the payment of which is secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property or the amount of the obligation so secured; and

            (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person and all obligations under Interest Rate Agreements.

            The amount of Debt of any Person at any date shall be the amount necessary to extinguish in full as of such date the outstanding balance at such date of all unconditional obligations as described above including, without limitation, all interest that has been capitalized, and without giving effect to any call premiums in respect thereof. The amount of Debt represented by a Hedging Obligation shall be equal to:

            (1) zero if such Hedging Obligation has been Incurred pursuant to
      Section 4.09(c)(5), (6) or (7) or

            (2) the marked-to-market value of such Hedging Obligation to the counterparty thereof if not Incurred pursuant to such clauses.

            For purposes of this definition, the maximum fixed repurchase price of any Preferred Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Preferred Stock as if such Preferred Stock were purchased on any date on which Debt will be required to be determined pursuant to this Indenture at its Fair Market Value if such price is based upon, or measured by, the fair market value of such Preferred Stock determined in good faith by the Board of Directors of Moore; provided, however, that if such Preferred Stock is not then permitted in accordance with the terms of such Preferred Stock to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Preferred Stock as reflected in the most recent financial statements of such Person.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Deposi-tory by the Company, which Person must be a clearing agency registered under the Exchange Act.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or upon the happening of an event:

            (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

            (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

            (c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the 91st day after the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders the right to require the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the 91st day after the Stated Maturity of the Notes shall not constitute Disqualified Stock if the change of control provisions applicable to such Disqualified Stock are no more favorable to the holders of such Disqualified Stock than the provisions of this Indenture with respect to a Change of Control and such Disqualified Stock specifically provides that the issuer thereof will not repurchase or redeem any such Disqualified Stock pursuant to such provisions prior to the Company's completing a Change of Control Offer.

            "Escrow Agent" has the meaning set forth in the Escrow and Pledge Agreement.

            "Escrow and Pledge Agreement" means the escrow and pledge agreement dated the Issue Date among the Securities Intermediary, the Trustee and the Company relating to the Notes.

            "Escrowed Property" means the funds to be held in escrow pursuant to the Escrow and Pledge Agreement.

            "Euroclear" has the meaning set forth in Section 2.16.

            "Events of Default" has the meaning set forth in Section 6.01.

            "Excess Proceeds" has the meaning set forth in Section 4.12.

            "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

            "Excluded Holder" has the meaning set forth in Section 4.20.

            "Existing Moore Credit Agreement" means the $400,000,000 Senior Secured Credit Agreement, dated as of August 2, 2002, among Moore North America, Inc., the Guarantors named therein, the several lenders from time to time party thereto and Citicorp USA, Inc., as administrative agent for the Lenders, including any amendments prior to the Release.

            "Existing Wallace Credit Agreement" means the $500,000,000 Credit Agreement, dated as of October 31, 1997, among Wallace Computer Services, Inc., Bank of America National Trust and Savings Association, as Administrative Agent, and the other financial institutions party thereto, including any amendments prior to the Release.

            "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

            (a) if such Property has a Fair Market Value equal to or less than $10 million, by any Officer of the Company, or

            (b) if such Property has a Fair Market Value in excess of $10 million, by a majority of the Board of Directors of Moore and evidenced by a Board Resolution.

            "First Currency" has the meaning set forth in Section 12.14 hereof.

            "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Pro Forma Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. For purposes of calculating the Company's Fixed Charge Coverage Ratio, the calculation shall reflect the Fixed Charge Coverage Ratio of the Company, the Guarantors and the Restricted Subsidiaries collectively (without duplication).

            "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

            (a) the Pro Forma Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period whether paid or accrued, determined in accordance with GAAP;

            (b) all commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, determined in accordance with GAAP, and net payments or receipts (if any) pursuant to Hedging Obligations to the extent such Hedging Obligations related to Debt that is not itself a Hedging Obligation;

            (c) any interest expense on Debt of any Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon);

            (d) amortization or write-off of Debt discount in connection with any Debt of such Person and any Restricted Subsidiary on a consolidated basis in accordance with GAAP other than amortization of deferred financing costs incurred on or prior to the Release; and

            (e) the product of (a) all dividend payments (other than payments to the referent Person or any of its Restricted Subsidiaries and any dividends payable in the form of Capital Stock) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries, times (b) (x) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP or (y) if the dividends are deductible by such Person for income tax purposes based on law in effect at the time of payment one.

            "GAAP" means Canadian generally accepted accounting principles as in effect from time to time.

            "Global Notes" has the meaning set forth in Section 2.16.

            "Government Obligations" means any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States or any certificate of deposit for any of the foregoing.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

            (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

            (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include:

            (1) endorsements for collection or deposit in the ordinary course of business, or

            (2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment.

            The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

            "Guarantors" means, collectively, the Subsidiary Guarantor, the Sister Guarantors and the Parents.

            "Hedging Obligations" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

            "Holder" or "noteholder" means the Person in whose name a Note is registered on the Note register.

            "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or (if earlier) the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP or the application thereof that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that amortization of debt discount, accrual or capitalization of dividends and interest, including the accrual of deferred accrued interest, the accretion of principal and the payment of interest or dividends in the form of additional securities shall not, in any such case, be deemed to be the Incurrence of Debt; provided that in the case of Debt or Preferred Stock sold at a discount or for which interest or dividends is capitalized or accrued or accreted, the amount of such Debt or outstanding Preferred Stock Incurred shall at all times be the then current accreted value or shall include all capitalized interest.

            "Indenture" means this Indenture as amended, restated or supplemented from time to time.

            "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of national standing or any third-party appraiser or recognized expert with experience in appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required, provided that such firm or appraiser is not an Affiliate of the Company.

            "Initial Purchasers" means Salomon Smith Barney Inc., Deutsche Bank Securities, Morgan Stanley & Co. Incorporated, Banc One Capital Markets, Inc, BNP Paribas Securities Corp., Fleet Securities, Inc., Scotia Capital (USA) Inc., CIBC World Markets Corp. and Credit Lyonnais Securities (USA) Inc.

            "interest" means, with respect to the Notes, interest and Additional Interest.

            "Interest Payment Date" means January 15 and July 15 of each year.

            "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate option agreement, interest rate future agreement or other similar agreement designed to protect against fluctuations in interest rates.

            "Investment" by any Person means any loan, advance or other extension of credit (other than advances or extensions of credit and receivables in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person or acquired as part of the assets acquired in connection with an acquisition of assets otherwise permitted by this Indenture and also excluding advances to officers and employees in the ordinary course of business) or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of Sections 4.10 and 4.15 and the definition of "Restricted Payment," "Investment" shall include the Fair Market Value of the Investment of the Company, a Guarantor and any Restricted Subsidiary in any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Company, such Guarantor or such Restricted Subsidiary, as the case may be, shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary (proportionate to its equity interest in such Subsidiary) of an amount (if positive) equal to:

            (a) its "Investment" in such Subsidiary at the time of such redesignation, less

            (b) the portion (proportionate to its equity interest in such Subsidiary) of the Fair Market Value of its Investment in such Subsidiary at the time of such redesignation.

            In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

            "Investment Grade Rating" means a rating equal to or higher than Baaa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

            "Issue Date" means the date on which the Notes are initially issued (exclusive of any Additional Notes).

            "judgment currency" has the meaning set forth in Section 12.13.

            "Legal Defeasance" has the meaning set forth in Section 9.01.

            "Legal Holiday" has the meaning set forth in Section 12.07.

            "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any sale and leaseback transaction).

            "Maturity Date" when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.

            "Money Market Funds" means shares of an investment company registered under the Investment Company Act of 1940, as amended, that holds itself out as a money market fund, seeks to maintain a net asset value of $1.00 per share and has the highest investment rating by S&P and Moody's and, in either case, any successor rating agency thereto.

            "Moody's" means Moody's Investors Service, Inc. or any successor rating agency.

            "Moore" means Moore Corporation Limited, a Canadian corporation.

            "Moore Holdings" means Moore Holdings U.S.A. Inc., a Delaware corporation and wholly owned subsidiary of Moore.

            "Moore NA" means Moore North America, Inc., a Delaware corporation and wholly owned subsidiary of Moore Holdings.

            "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only, in each case, as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

            (a) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all U.S. Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

            (b) all payments made on any Debt that is secured by any Property subject to such Asset Sale in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

            (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale,

            (d) brokerage commissions and other reasonable fees and expenses (including any severance, pension or shutdown cost and fees and expenses of counsel, accountants and investment bankers) related to such Asset Sale, and

            (e) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company, a Guarantor or any Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities relating to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and any deductions relating to escrowed amounts.

            "Non-Recourse Debt" means Debt

            (a) as to which none of the Company, a Guarantor or any Restricted Subsidiary provides any guarantee or credit support of any kind (including any undert-aking, guarantee, indemnity, agreement or instrument that would constitute
      Debt) or is directly or indirectly liable (as a guarantor or otherwise) or as to which there is any recourse to the assets of the Company, a Guarantor or any Restricted Subsidiary; and

            (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company, a Guarantor or any Restricted Subsidiary to declare a default under such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity.

            "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

            "Notes" means the 7-7/8% Notes Due 2011 issued by the Company that are issued pursuant to this Indenture.

            "Notes Guarantee" means, individually, a Subsidiary Guarantee or a Parent Guarantee and, collectively, the Subsidiary Guarantees and the Parent Guarantee.

            "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt, including any guarantees thereof, and in all cases whether direct or indirect, absolute or contingent, now outstanding or hereafter created, assumed or incurred and including, without limitation, interest accruing subsequent to the filing of a petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceedings at the rate provided in the relevant documentation, whether or not an allowed claim, and any obligation to redeem or defease any of the foregoing.

            "Offer Amount" has the meaning set forth in Section 4.12(g).

            "Offer Period" has the meaning set forth in Section 4.12(g).

            "Offering Memorandum" means the offering memorandum dated March 11, 2003 relating to the offering of Notes issued on the Issue Date.

            "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President, the Treasurer or the Secretary of the specified Person.

            "Officers' Certificate" means a certificate signed by an Officer of the specified Person, and delivered to the Trustee.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Guarantor or the Trustee.

            "Parents" means Moore and Moore Holdings.

            "Parent Guarantee" has the meaning set forth in Section 10.01.

            "Paying Agent" has the meaning set forth in Section 2.04.

            "Payment Default" means, with respect to any Debt, a failure to pay principal of such Debt at its Stated Maturity after giving effect to any applicable grace period provided in the instrument(s) governing such Debt.

            "Permitted Debt" has the meaning set forth in Section 4.09.

            "Permitted Investment" means any Investment by the Company, a Guarantor or a Restricted Subsidiary in:

            (a) the Company, a Guarantor, any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, or who is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company, a Guarantor or a Restricted Subsidiary; provided that the primary business of such Restricted Subsidiary is a Related Business, including, without limitation, the Acquisition and the transactions contemplated thereby,

            (b) cash or Temporary Cash Investments,

            (c) receivables owing to the Company, a Guarantor or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Guarantor or Restricted Subsidiary deems reasonable under the circumstances,

            (d) payroll, travel, commission and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business,

            (e) loans and advances to employees, directors and consultants made in the ordinary course of business consistent with past practices of the Company or such Guarantor or Restricted Subsidiary, as the case may be; provided that such loans and advances do not exceed $10 million at any one time outstanding,

            (f) stock, obligations or other securities received in settlement or good faith compromise of debts created in the ordinary course of business and owing to the Company, a Guarantor or a Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor,

            (g) any Person to the extent such Investment represents the non-cash consideration received in connection with an asset sale, including an Asset Sale consummated in compliance with Section 4.12,

            (h) the Notes and, if issued, any Additional Notes,

            (i) Interest Rate Agreements, Currency Exchange Protection Agreements, Hedging Obligations and Commodity Price Protection Agreement, in each case, permitted under Section 4.09,

            (j) existence on the Issue Date and, with respect to Wallace and its Subsidiaries, Investments in an aggregate amount not exceeding $10 million in existence at the Release and, in each case, any permitted Refinancing thereof,

            (k) a Securitization Entity or any Investment by a Securitization Entity in any other Person, in each case in connection with a Qualified Securitization Transaction, which Investment consists of the transfer of Receivables and Related Assets,

            (l) prepaid expenses, negotiable instruments held for deposit, or collection and lease, utility and worker's compensation, performance and other similar deposits provided to third parties in the ordinary course of business,

            (m) other Investments that do not exceed $75 million outstanding at any one time in the aggregate (with the amount of each Investment being measured at the time made and without giving effect to subsequent changes in value),

            (n) any Person where the consideration provided by the Company or a Guarantor consists solely of Capital Stock of Moore (other than Disqualified Stock),

            (o) joint ventures engaged in a Related Business that do not exceed $150 million outstanding at any one time in the aggregate,

            (p) any Person where such Investment was acquired by the Company, a Guarantor or any Restricted Subsidiary (1) in exchange for any other Investment or accounts receivable held by the Company, a Guarantor or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitali-zation of the issuer of such other Investment or accounts receivable or
      (2) as a result of a foreclosure by the Company, a Guarantor or any Restricted Subsidiary with respect to any secured Investment or such other transfer of title with respect to any secured Investment in default,

            (q) negotiable instruments held for deposit or collection in the ordinary course of business,

            (r) guarantees by the Company, a Guarantor or a Restricted Subsidiary of Debt otherwise permitted to be Incurred by the Company, a Guarantor or a Restricted Subsidiary under this Indenture and the creation of Liens on the assets of the Company, a Guarantor or a Restricted Subsidiary in compliance with Section 4.11, or

            (s) any Investment made as part of the consideration received for the sale of the Capital Stock or Properties of Peak Technologies Inc. and its subsidiaries, substantially as it existed as of the Issue Date.

            "Permitted Liens" means:

            (a) Liens securing the Notes and the Guarantees;

            (b) (1) Liens securing Debt Incurred under Section 4.09(c)(1) and
      (2) Liens securing (A) Debt in an amount not to exceed the product of 2.75 times the Company's Pro Forma Consolidated EBITDA for the most recently ended four fiscal quarters for which financial statements have been filed with the Commission pursuant to Section 4.18 immediately preceding the date on which such Debt is Incurred minus (B) the aggregate amount outstanding of Debt permitted to be Incurred under Section 4.09(c)(1);

            (c) Liens securing Debt of a Restricted Subsidiary permitted to be Incurred under Section 4.09(c)(14) and (c)(17);

            (d) Liens securing Debt permitted to be Incurred under Section 4.09(c)(3); provided that any such Lien may not extend to any Property of the Company, a Guarantor or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

            (e) Liens for taxes, assessments or governmental charges or levies on the Property of the Company, a Guarantor or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings; provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

            (f) Liens imposed by law or regulation, such as statutory Liens or landlords', carriers', warehousemen's and mechanics' Liens, Liens in favor of customs or revenue authorities and other similar Liens on the Property of the Company, a Guarantor or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings or Liens arising solely by virtue of any statutory or common law provisions relating to customs, duties, bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;

            (g) Liens on the Property of the Company, a Guarantor or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance bids, trade contracts, letters of credit, bankers' acceptances, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a customary manner, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

            (h) Liens on Property at the time the Company, a Guarantor or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company, a Guarantor or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company, a Guarantor or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Property was acquired by the Company, a Guarantor or any Restricted Subsidiary;

            (i) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company, a Guarantor or any other Restricted Subsidiary that is not a direct or, prior to such time, indirect Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary;

            (j) pledges or deposits by the Company, a Guarantor or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company, a Guarantor or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of the Company, a Guarantor or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

            (k) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

            (l) any provision for the retention of title to any Property by the vendor or transferor of such Property which Property is acquired by the Company, a Guarantor or a Restricted Subsidiary in a transaction entered into in the ordinary course of business of the Company, a Guarantor or a Restricted Subsidiary and for which kind of transaction it is normal market practice for such retention of title provision to be included;

            (m) Liens arising by means of any judgment, decree or order of any court, to the extent not otherwise resulting in a Default, and any Liens that are required to protect or enforce rights in any administrative, arbitration or other court proceedings in the ordinary course of business;

            (n) Liens securing Debt permitted to be Incurred with respect to any Hedging Obligations pursuant to Section 4.09 or any collateral for such Debt to which the Hedging Obligations relate;

            (o) Liens on and pledges of the Capital Stock of any Unrestricted Subsidiary to secure Debt of that Unrestricted Subsidiary;

            (p) (1) mortgages, Liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company, a Guarantor or any Restricted Subsidiary has easement rights or on any real property leased by the Company, a Guarantor or any Restricted Subsidiary or similar agreements relating thereto and (2) any condemnation or eminent domain proceedings or compulsory purchase order affecting real property;

            (q) Liens existing on the Issue Date and Liens on assets of Wallace that existed on the Issue Date, but, from and after the Release, not including Liens securing the Existing More Credit Agreement or the Existing Wallace Credit Agreement;

            (r) Liens in favor of the Company, a Guarantor or any Restricted Subsidiary;

            (s) Liens on assets of a Securitization Entity Incurred in connection with a Qualified Securitization Transaction;

            (t) Liens on the Property of the Company, a Guarantor or any Restricted Subsidiary to secure any Refinancing of Debt, in whole or in part, secured by any Lien described in the foregoing clause (c), (h), (i) or (q); provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured the Debt being Refinanced; and

            (u) other Liens to secure Debt, so long as the aggregate principal amount of Debt secured thereby does not exceed 10% of the Combined Consolidated Net Tangible Assets of the Company, as determined by reference to the most recent balance sheet included in the financial statements filed with the Commission or the Trustee pursuant to Section 4.18.

            "Permitted Refinancing Debt" means any Debt that refinances any Debt incurred under Section 4.09(b), 4.09(c)(2) or 4.09(c)(14), including any successive Refinancings, so long as:

            (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

                  (1) the aggregate principal amount (or if Incurred with
            original issue discount, the aggregate accreted value) and any accrued but unpaid interest then outstanding of the Debt being Refinanced, and

                  (2) an amount necessary to pay any fees and expenses,
            including premiums, tender and defeasance costs, related to such Refinancing,

            (b) in the case of the Refinancing of term Debt, the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

            (c) in the case of the Refinancing of term Debt, the final Stated Maturity of the Debt being Incurred is no earlier than the final Stated Maturity of the Debt being Refinanced, and

            (d) in the case of the Refinancing of Debt of the Company or a
      Guarantor:

                  (1) the new Debt shall not be senior in right of payment of the Debt being Refinanced; and

                  (2) if the Debt being Refinanced constitutes Subordinated
            Obligations of the Company or a Guarantor, the new Debt shall be subordinated to the Notes or the relevant Guarantee, as applicable, at least to the same extent as the Subordinated Obligations;

provided, however, that Permitted Refinancing Debt shall not include:

            (x) Debt of a Restricted Subsidiary (other than a Subsidiary Guarantor) that Refinances Debt of the Company or a Guarantor, or

            (y) Debt of the Company, a Guarantor or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

            "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

            "Prepayment Offer" has the meaning set forth in Section 4.12(e).

            "Private Placement Legend" means the legend initially set forth on the Rule 144A Notes and Other Notes that are Restricted Notes in the form set forth in Exhibit B.

            "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with the terms of this Indenture and (to the extent not conflicting with such terms) Article 11 of Regulation S-X promulgated under the Securities Act (as in effect on the Issue Date).

            "Pro Forma Consolidated EBITDA" means, for any Person for any period, the Consolidated EBITDA of such Person on a pro forma basis; provided that if, since the beginning of the relevant period,

            (a) (x) any Person was designated as an Unrestricted Subsidiary or redesignated as or otherwise became a Restricted Subsidiary, such event shall be deemed to have occurred on the first day of the applicable reference period, or (y) any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of the period shall have made any Investment in any Person or made any acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then in each case, Pro Forma Consolidated EBITDA shall be calculated giving pro forma effect thereto for such period as if such designation, Investment, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable reference period; and

            (b) in the event that pro forma effect is being given to any Repayment of Debt, Pro Forma Consolidated EBITDA for such period shall be calculated as if such Person or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt.

            "Pro Forma Consolidated Interest Expense" means, with respect to any period, Consolidated Interest Expense adjusted (without duplication) to give pro forma effect to any Incurrence of Debt that remains outstanding at the end of the period or any Repayment of Debt since the beginning of the relevant period as if such Incurrence or Repayment had occurred on the first day of such period.

            If any Debt bears a floating or fluctuating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating or fluctuating rate of interest on the date of determination were in effect for the whole period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement had when entered into a term of at least 12 months or, if shorter, the term of the Debt). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Debt of such Restricted Subsidiary shall be deemed to have been Repaid during such period to the extent the Company and the continuing Guarantors and Restricted Subsidiaries are no longer liable for such Debt after such sale.

            "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

            "Purchase Date" has the meaning set forth in Section 4.12(f).

            "Purchase Money Debt" means Debt:

            (a) consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and

            (b) Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of such Property, including additions and improvements thereto;

provided, however, that such Debt is Incurred within 180 days after the acquisition, completion of the construction, addition or improvement or lease of such Property by the Company, such Guarantor or such Restricted Subsidiary.

            "Qualified Equity Offering" means any public or private offering for cash of Capital Stock (other than Disqualified Stock) of Moore or Moore Holdings other than (i) public offerings of Capital Stock registered on Form S-8 or (ii) other issuances upon the exercise of options of employees of Moore or any of its Subsidiaries.

            "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

            "Qualified Securitization Transaction" means any transaction or series of related transactions that may be entered into by the Company, a Guarantor or any Restricted Subsidiary pursuant to which the Company, a Guarantor or any Restricted Subsidiary may sell, convey or otherwise transfer to
(a) a Securitization Entity (in the case of a transfer by the Company, a Guarantor or any Restricted Subsidiary) and (b) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, Receivables and Related Assets.

            "Receivables and Related Assets" means any account receivable (whether now existing or arising thereafter) of the Company, a Guarantor or any Restricted Subsidiary and any assets related thereto, including all collateral securing such accounts receivable, all contracts and contract rights and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

            "Redemption Date" when used with respect to any Note to be redeemed pursuant to paragraph 5 of the Notes means the date fixed for such redemption pursuant to the terms of the Notes.

            "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Registrar" has the meaning set forth in Section 2.04.

            "Registration Rights Agreement" means the registration rights agreement, dated the Issue Date, among the Company, the Guarantors and the Initial Purchasers and the Initial Purchasers.

            "Regulation S" means Regulation S promulgated under the Securities Act.

            "Regulation S Global Note" has the meaning set forth in Section
2.16.

            "Regulation S Notes" has the meaning set forth in Section 2.02.

            "Related Business" means any business that is the same as or related, ancillary or complementary to the business of a Parent, a Guarantor or any Restricted Subsidiary on the Issue Date or any reasonable extension, development or expansion of such business, including the businesses acquired pursuant to the Acquisition.

            "Release" means the release of the Escrowed Property pursuant to the Escrow and Pledge Agreement.

            "Release Date Supplemental Indenture" means a supplemental indenture executed and delivered by a Guarantor on the date of the Release.

            "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt with the effect that the Debt is no longer an obligation of the Person that had Incurred such Debt or any of its Restricted Subsidiaries. "Repayment" and "Repaid" shall have correlative meanings. For the purposes of Section 4.12 and the definition of "Fixed Charge Coverage Ratio," Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

            "Required Filing Dates" has the meaning set forth in Section 4.17.

            "Required Rating Agencies" means both Moody's and S&P.

            "Responsible Officer" shall mean, when used with respect to the Trustee, any officer assigned by the Trustee to administer corporate trust matters and any other officer of the Trustee to administer corporate trust matters and to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            "Restricted Global Note" has the meaning set forth in Section 2.16.

            "Restricted Note" has the same meaning as "Restricted Security" set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

            "Restricted Payment" means:

            (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid by the Company, a Guarantor or any Restricted Subsidiary on or with respect to any shares of its Capital Stock, except for (i) any dividend or distribution that is made solely to the Company, a Guarantor or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company, a Guarantor or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or (ii) any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company, a Guarantor or a Restricted Subsidiary or in options, warrants or other rights to acquire shares of Capital Stock (other than Disqualified Stock) of the Company, a Guarantor or a Restricted Subsidiary;

            (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company, a Guarantor or a Restricted Subsidiary (other than from the Company, a Guarantor or a Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transactions) or securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company, a Guarantor or a Restricted Subsidiary that is not Disqualified Stock); provided that, notwithstanding anything in this definition to the contrary, the purchase, repurchase, redemption, acquisition or retirement for value of any Disqualified Stock of the Company, a Guarantor or a Restricted Subsidiary at its scheduled mandatory redemption date shall only constitute a Restricted Payment to the extent (and only to the extent) that the issuance of such Disqualified Stock increased the amount available for Restricted Payments pursuant to Section 4.10(b)(3)(iii);

            (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition);

            (d) any Investment (other than Permitted Investments and Guarantees by Restricted Subsidiaries of Debt Incurred pursuant to Section 4.09) in any Person; or

            (e) the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person (other than the Company, a Guarantor or another Restricted Subsidiary) if the result thereof is that such Restricted Subsidiary shall cease to be a Subsidiary of the Company or a Guarantor, in which event the amount of such "Restricted Payment" shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by the Company, the Guarantors and the Restricted Subsidiaries.

            "Restricted Period" has the meaning set forth in Section 2.07.

            "Restricted Note" has the same meaning as "Restricted Security" set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

            "Restricted Subsidiary" means each Subsidiary of Moore as of the Issue Date and thereafter unless such Subsidiary is designated an Unrestricted Subsidiary in accordance with the provisions of this Indenture.

            "Rule 144" means Rule 144 promulgated under the Securities Act.

            "Rule 144A" means Rule 144A promulgated under the Securities Act.

            "Rule 144A Notes" has the meaning set forth in Section 2.02.

            "S&P" means Standard & Poor's Rating Services, a Division of The McGraw-Hill Companies, Inc., or any successor rating agency.

            "SEC" means the U.S. Securities and Exchange Commission.

            "Securities Account Control Agreement" means the securities account control agreement dated the Issue Date among the Company, the Securities Intermediary and the Trustee.

            "Securities Act" means the U.S. Securities Act of 1933, as amended.

            "Securities Intermediary" has the meaning assigned to such term in the Escrow and Pledge Agreement.

            "Securitization Entity" means a Restricted Subsidiary that is a wholly owned subsidiary (or another Person in which the Company, a Guarantor or a Restricted Subsidiary makes an Investment and to which the Company, a Guarantor or a Restricted Subsidiary transfers Receivables and Related Assets) that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of the Company and the Board of Directors of Moore (as provided below) as a Securitization Entity and:

            (a) no portion of the Debt or any other obligations (contingent or otherwise) of which:

                  (1) is guaranteed by the Company, a Guarantor or any
            Restricted Subsidiary (excluding Guarantees (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings);

                  (2) is recourse to or obligates the Company, a Guarantor or any Restricted Subsidiary (other than such Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings; or

                  (3) subjects any Property or asset of the Company, a Guarantor or any Restricted Subsidiary (other than such Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

            (b) with which none of the Company, a Guarantor or any Restricted Subsidiary (other than such Securitization Entity) has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable of such entity; and

            (c) to which neither the Company nor any Restricted Subsidiary (other than such Securitization Entity) has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

            Any designation of a Subsidiary as a Securitization Entity shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company and the Board of Directors of Moore giving effect to the designation and an Officers' Certificate of each of them certifying that the designation complied with the preceding conditions and was permitted by this Indenture.

            "Security Documents" means the Escrow and Pledge Agreements and the Securities Account Control Agreement.

            "Senior Credit Facility Debt" means all obligations under or with respect to Debt Incurred under (1) the Credit Agreement, (2) Section 4.09(c)(1) and (3) any Interest Rate Agreement or Currency Exchange Protection Agreement.

            "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" of Moore within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

            "Sister Guarantors" means Moore NA and Wallace as of the date of the Release (after giving effect to the consummation of the Acquisition).

            "special interest" means the additional interest, if any, to be paid on the Notes as described in clause 5(d) of the Notes, and, for greater certainty, the term "interest" includes special interest, if any, with respect to the Notes.

            "Special Mandatory Redemption" has the meaning set forth in Section 3.07.

            "Special Mandatory Redemption Date" has the meaning set forth in
Section 3.07.

            "Special Mandatory Redemption Price" means a price equal to $400,174,970 plus accrued and unpaid interest on the Notes from the Issue Date, or if interest has been paid on the Notes, the last date to which interest has been paid preceding the Special Mandatory Redemption Date.

            "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company, a Guarantor or any Restricted Subsidiary that are reasonably customary in an accounts receivable securitization transaction, including, without limitation, servicing of the obligations thereunder.

            "Stated Maturity" means (a) with respect to any debt security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the Company unless such contingency has occurred) and (b) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

            "Subordinated Obligation" means any Debt of the Company or any Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or such entity's Notes Guarantee pursuant to a written agreement to that effect.

            "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

            (a) such Person,

            (b) such Person and one or more Subsidiaries of such Person, or

            (c) one or more Subsidiaries of such Person.

            "Subsidiary Guarantee" means a Guarantee on the terms set forth in Article Ten by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

            "Subsidiary Guarantor" means (i) each Subsidiary of Moore organized under the laws of any state of the United States or Canada or any province or territory thereof as of the Release (after giving effect to the consummation of the Acquisition), (ii) each other Subsidiary of Moore that is a guarantor of the Credit Agreement as of the Release (after giving effect to the consummation of the Acquisition) and (iii) each Restricted Subsidiary that executes a Subsidiary Guarantee in accordance with Section 4.16, in each case until such time as such Subsidiary Guarantor shall be released in accordance with the terms of this Indenture.

            "Surviving Person" has the meaning set forth in Section 5.01.

            "Tax" means any tax, duty, assessment or governmental charge of whatever nature (or interest on, or penalties or other additions to, any of the foregoing) imposed or levied by or on behalf of, or within, Canada or any province or territory of Canada or any political subdivision or taxing authority of Canada or any province or territory of Canada.

            "Temporary Cash Investments" means:

            (a) any Government Obligation, maturing not more than one year after the date of acquisition, issued by the United States or Canada or an instrumentality or agency thereof, and constituting a general obligation of the United States or Canada;

            (b) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the U.S. Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $200 million, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or, in the case of foreign Subsidiaries of Moore, any local office of any commercial bank organized under the laws of the relevant jurisdiction or any political subdivision thereof which has a combined capital surplus and undivided profits in excess of $200 million (or the foreign currency equivalent thereof));

            (c) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States or Canada, any state, province or territory thereof or the District of Columbia with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;

            (d) any money market deposit accounts issued or offered by a commercial bank organized in the United States or Canada having capital and surplus and undivided profits in excess of $200 million; provided that the short-term debt of such commercial bank has a rating, at the time of Investment, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;

            (e) repurchase obligations and reverse repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) or (b) entered into with a bank meeting the qualifications described in clause (b) above;

            (f) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, province, commonwealth or territory of the United States or Canada, or by any political subdivision or taxing authority thereof, and rated at least "A-1" by S&P or "P-1" by Moody's;

            (g) interests in funds investing substantially all their assets in securities of the types described in clauses (a) through (f); and

            (h) interests in mutual funds with a rating of AAA- or higher that invest all of their assets in short-term securities, instruments and obligations which carry a minimum rating of "A-2" by S&P or "P-2" by Moody's and which are managed by a bank meeting the qualifications in clause (b) above; and

            (i) other short-term investments utilized by Restricted Subsidiaries of Moore organized outside the United States and Canada made in accordance with nor-mal and customary investment practices for cash management of such Restricted Subsidiaries of Moore.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03).

            "Transactions" means the Release, the consummation of the Acquisition and the closing of the Credit Agreement (and the concurrent release of any funds held in escrow under the Credit Facility Escrow Arrangements).

            "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

            "Unrestricted Subsidiary" means:

            (a) any Subsidiary of Moore that at the time of determination will be designated as an Unrestricted Subsidiary as permitted or required pursuant to Section 4.15 and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

            (b) any Subsidiary of an Unrestricted Subsidiary.

            "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

            "Wholly Owned Subsidiary" means, at any time, a Subsidiary all the Voting Stock of which (except directors' qualifying shares and shares required by applicable law to be held by a Person other than the Company or a Subsidiary) is at such time owned, directly or indirectly, by the Company, Moore NA, Wallace or a Parent, as the case may be, and their other wholly owned Subsidiaries.

SECTION 1.02. Incorporation by Reference of Trust Indenture Act.

            Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes.

            "indenture securityholder" means a Holder.

            "indenture to be qualified" means this Indenture.

            "obligor on this indenture securities" means the Company, the Guarantors or any other obligor on the Notes.

            All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

SECTION 1.03. Rules of Construction.

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

            (2) "or" is not exclusive;

            (3) words in the singular include the plural, and in the plural include the singular;

            (4) words used herein implying any gender shall apply to both genders;

            (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;

            (6) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

            (7) "$," "U.S. Dollars" and "United States Dollars" each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts; and

            (8) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest are, were or would be payable in respect thereof.

                                   ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01. Amount of Notes.

            The Trustee shall initially authenticate Notes for original issue on the Issue Date in an aggregate principal amount of $403,000,000 upon a written order of the Company in the form of an Officers' Certificate of the Company (other than as provided in Section 2.08). The Trustee shall authenticate additional Notes ("Additional Notes") thereafter in unlimited aggregate principal amount (so long as permitted by the terms of this Indenture, including, without limitation, Section 4.09) for original issue upon a written order of the Company in the form of an Officers' Certificate in aggregate principal amount as specified in such order (other than as provided in Section 2.08). Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

SECTION 2.02. Form and Dating.

            The Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A ("Rule 144A Notes") shall bear the legend and include the form of assignment set forth in Exhibit B, Notes offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes") shall bear the legend and include the form of assignment set forth in Exhibit C. Each Note shall be dated the date of its authentication.

            The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

            The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03. Execution and Authentication.

            The Notes shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or any Vice President. The signature of any of these officers on the Notes may be manual or facsimile.

            If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

            No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

            The Notes shall be issuable only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.04. Registrar and Paying Agent.

            The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), and an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent.

            The Company shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

            The Company initially appoints the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Notes and this Indenture and the Company may change the Paying Agent without prior notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent.

SECTION 2.05. Paying Agent To Hold Money in Trust.

            Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes or the Guarantors), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder; provided that if the Company or an Affiliate thereof acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06. Holder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders; provided that, as long as the Trustee is the Registrar, no such list need be furnished.

SECTION 2.07. Transfer and Exchange.

            Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Notes (and the Guarantors shall execute the guarantee thereon) evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Holder for any registration of transfer or exchange. The Company may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to
Section 2.11, 3.06, 4.08, 4.12 or 8.05 (in which events the Company shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the redemption of Notes, except the unredeemed portion of any Note being redeemed in part.

            Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

            Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Company's compliance with or have any responsibility with respect to the Company's compliance with any Federal or state securities laws.

SECTION 2.08. Replacement Notes.

            If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note (and the Guarantors shall execute the guarantee thereon) if the Holder of such Note furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Company, the Guarantors, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company's reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Company for the Trustee's expenses (including, without limitation, attorneys' fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Company.

SECTION 2.09. Outstanding Notes.

            The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

            If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

            If the Paying Agent holds, in its capacity as such, on any Maturity Date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Treasury Notes.

            In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company or any other Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has actually received an Officers' Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

SECTION 2.11. Temporary Notes.

            Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12. Cancellation.

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall deliver such canceled Notes to the Company. The Company may not reissue or resell, or issue new Notes to replace, Notes that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

SECTION 2.13. Defaulted Interest.

            If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Company shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14. CUSIP Number.

            The Company in issuing the Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any such CUSIP number used by the Company in connection with the issuance of the Notes and of any change in the CUSIP number.

SECTION 2.15. Deposit of Moneys.

            Prior to 11:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

SECTION 2.16. Book-Entry Provisions for Global Notes.

            (a) Rule 144A Notes shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Restricted Global Note"). Regulation S Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Regulation S Global Note," and, together with the Restricted Global Note and any other global notes representing Notes, the "Global Notes"). The Global Notes shall bear legends as set forth in Exhibit D. The Global Notes initially shall
(i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member (or, in the case of the Regulation S Global Notes, of Euroclear System ("Euroclear") and Clearstream Banking Luxembourg ("Clearstream")), (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B with respect to Restricted Global Notes and Exhibit C with respect to Regulation S Global Notes.

            Members of, or direct or indirect participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization (which may be in electronic form) furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

            (b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as depository for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and, with respect to (x) or (y), the Company thereupon fails to appoint a successor depository within 90 days of such notice or cessation, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Physical Notes in exchange for any or all of the Notes represented by the Global Notes or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

            (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

            (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

            (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraphs (a) and (c) of Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Company determine otherwise in compliance with applicable law.

            (f) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

            (g) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17. Special Transfer Provisions.

            (a) Transfers to QIBs. The following provisions shall apply with respect to the registration or any proposed registration of transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

            (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Note stating, or to a transferee who has advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

            (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global
      Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

            (b) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S.
Person:

            (i) the Registrar shall register the transfer of any Note constituting a Restricted Note whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date) or (y)(1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit G hereto and any legal opinions and certifications required thereby or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto; and

            (ii) if the proposed transferor is a Participant holding a beneficial interest in the Global Note, upon receipt by the Registrar of
      (x) the certificate, if any, required by Section 2.17(b)(i) and (y) written instructions given in accordance with the Depositary's and the Registrar's procedures; whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred and (b) the Company shall execute and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount; and

            (iii) in the case of a transfer to a Non-U.S. Person, if the proposed transferee is a Participant, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Regulation S Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

            (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers' Certificate from the Company to such effect or (iii) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor an Affiliate of the Company has held any beneficial interest in such Note or portion thereof at any time since the Issue Date).

            (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

            (e) Certain Transfers in Connection with and After the Exchange Offer under the Registration Rights Agreement. Notwithstanding any other provision of this Indenture:

            (i) no Exchange Securities may be exchanged by the Holder thereof for a Note issued on the Issue Date;

            (ii) accrued and unpaid interest on the Notes issued on the Issue Date being exchanged in the Exchange Offer shall be due and payable on the next Interest Payment Date for the Exchange Securities following the Exchange Offer and shall be paid to the Holder on the relevant record date of the Exchange Securities issued in respect of the Note issued on the Issue Date being exchanged; and

            (iii) interest on the Note issued on the Issue Date being exchanged in the Exchange Offer shall cease to accrue on the date of completion of the Exchange Offer and interest on the Exchange Securities to be issued in the Exchange Offer shall accrue from the date of the completion of the Exchange Offer.

            The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section
2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 2.18. Computation of Interest.

            Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed. For the purposes of the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable hereunder is the rate multiplied by the actual number of days in the year and divided by 360.

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01. Election To Redeem; Notices to Trustee.

            If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, at least 30 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 60 days before the Redemption Date, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee, no later than two Business Days prior to the redemption date, an Officers' Certificate stating that such redemption will comply with the conditions contained in paragraph 5 of the Notes. Notice given to the Trustee pursuant to this Section 3.01 may be conditioned upon the occurrence of a Change of Control.

SECTION 3.02. Selection by Trustee of Notes To Be Redeemed.

            The Trustee shall select the Notes to be redeemed, if the Notes are then listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, either on a pro rata basis or by lot, or such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided that, in the case of a redemption pursuant to paragraph 5(b) of the Notes, the Trustee shall select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to procedures of the Depository). The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000. Notes and portions thereof the Trustee selects shall be redeemed in amounts of $1,000 or whole multiples of $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. In the event the Company is requested to make a Change of Control Offer or Offer to Purchase and the amounts available for any such offer is not evenly divisible by $1,000, the Trustee shall promptly refund to the Company any remaining funds, which in no event shall exceed $1,000.

SECTION 3.03. Notice of Redemption.

            At least 30 days, and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04.

            The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

            (1) the Redemption Date;

            (2) the appropriate calculation of the redemption price;

            (3) if fewer than all outstanding Notes are to be redeemed, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

            (4) the name and address of the Paying Agent;

            (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (6) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

            (7) which subsection of paragraph 5 of the Notes is the provision of the Notes pursuant to which the redemption is occurring; and

            (8) the aggregate principal amount of Notes that are being redeemed.

            At the Company's written request made at least five Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense.

SECTION 3.04. Effect of Notice of Redemption.

            Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date; provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Such notice, if mailed in the manner provided in Section 3.03, shall be conclusively presumed to have been given whether or not the Holder receives such notice.

SECTION 3.05. Deposit of Redemption Price.

            On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

            On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in
Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

SECTION 3.06. Notes Redeemed in Part.

            Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note surrendered, except that if a Global Note is so surrendered, the Company shall execute and the Trustee shall authenticate and deliver to the Depository, a new Global Note in denomination equal to and in exchange for the unredeemed portion of the principal of the Global Note so surrendered.

SECTION 3.07. Special Mandatory Redemption; Notices to Trustee and Securities Intermediary.

            If the Release has not occurred on or before 5:00 p.m., New York City time, on the Deadline, the Company will, on a Business Day not more than ten Business Days following the Deadline (the "Special Mandatory Redemption Date"), notify the Trustee thereof and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in paragraph 6 of the Notes (the "Special Mandatory Redemption") and setting forth the Special Mandatory Redemption Price applicable to such Special Mandatory Redemption. Simultaneously with the giving of such notice by the Company to the Trustee, the Company shall notify the Securities Intermediary thereof pursuant to Section 3(b) of the Escrow and Pledge Agreement.

SECTION 3.08. Notice of Special Mandatory Redemption to Holders.

            Notice of the Special Mandatory Redemption will be promptly mailed by first class mail by the Company to each Holder of Notes at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04.

            The notice shall state that all the Notes will be redeemed (including the CUSIP numbers thereof) and shall state:

            (1) the Special Mandatory Redemption Date;

            (2) the Special Mandatory Redemption Price;

            (3) the name and address of the Paying Agent;

            (4) that Notes must be surrendered to the Paying Agent to collect the redemption price; and

            (5) that unless the Company defaults in making the redemption payment, interest on the Notes ceases to accrue on and after the Special Mandatory Redemption Date.

SECTION 3.09. Effect of Notice of Special Mandatory Redemption.

            Once the notice of redemption described in Section 3.08 is mailed, the Notes will become due and payable on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price. Upon surrender to the Paying Agent, the Notes shall be paid at the Special Mandatory Redemption Price.

SECTION 3.10. Deposit of Special Mandatory Redemption Price.

            On or prior to 10:00 A.M., New York City time, on the Special Mandatory Redemption Date, the Company shall direct the Securities Intermediary, pursuant to Section 3(b) of the Escrow and Pledge Agreement, to deposit with the Paying Agent the applicable Special Mandatory Redemption Price.

            On and after the Special Mandatory Redemption Date, if money sufficient to pay the applicable Special Mandatory Redemption Price shall have been made available in accordance with the immediately preceding paragraph, the Notes will cease to accrue interest and the only right of the Holders of the Notes will be to receive payment of the Special Mandatory Redemption Price. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Special Mandatory Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

SECTION 3.11. Other Mandatory Redemption.

            The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes, other than a Special Mandatory Redemption.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01. Payment of Notes.

            The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

            The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

SECTION 4.02. Maintenance of Office or Agency.

            (a) The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Company and each Guarantor hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

            (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04.

SECTION 4.03. Legal Existence.

            Subject to Article Five, the Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) their legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the material rights (charter and statutory), and franchises of the Company, the Guarantors and the Restricted Subsidiaries; provided that the Company and the Guarantors shall not be required to preserve any such right, franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the Company and the Guarantors, as the case may be, in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, the Guarantors and their Restricted Subsidiaries taken as a whole.

SECTION 4.04. Maintenance of Properties; Insurance; Compliance with Law.

            (a) The Company and the Guarantors shall, and shall cause each of their Restricted Subsidiaries to, at all times cause all material properties used or useful in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto; provided, however, that nothing in this Section 4.04(a) shall prevent the Company and the Guarantors or any of their Restricted Subsidiaries from discontinuing the operation and maintenance of any of such material properties if such discontinuance is, in the reasonable judgment of the Company and Moore, desirable in the conduct of the business of the Company, the Guarantors and their Subsidiaries taken as a whole and not adverse in any material respect to the Holders.

            (b) The Company and the Guarantors shall, and shall cause each of their Restricted Subsidiaries to, keep at all times all of their material properties which are of an insurable nature insured against such loss or damage with insurers believed by the Company and Moore to be responsible to the extent that Property of a similar character is usually so insured by corporations similarly situated and owning like Properties in accordance with good business practice.

            (c) The Company and the Guarantors shall, and shall cause each of their Restricted Subsidiaries to comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, financial condition or results of operations of the Company, the Guarantors and their Restricted Subsidiaries taken as a whole.

SECTION 4.05. Waiver of Stay, Extension or Usury Laws.

            The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.06. Compliance Certificate.

            (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, commencing with the Company's fiscal year ending December 31, 2003, an Officers' Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the best knowledge of the signers thereof the Company, any Restricted Subsidiary or any Guarantor is in default in the performance and observance of any of the terms, provisions and conditions of Section 5.01 or Sections 4.01 to 4.20, inclusive, and if the Company shall be in default, specifying all such defaults, the nature and status thereof of which they may have knowledge and what action the Company and the Guarantors are taking or propose to take with respect thereto. Such determination shall be made without regard to notice requirements or periods of grace.

            (b) The Company shall deliver to the Trustee, as soon as possible and in any event no later than 10 Business Days after the Company becomes aware of the occurrence of a Default or an Event of Default or an event which, with notice or the lapse of time or both, would constitute a Default or Event of Default, an Officers' Certificate setting forth the details of such Default or Event of Default, and the action which the Company is taking or proposes to take with respect to such Default or Event of Default.

            (c) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement by the Company's independent public accountants stating whether, in connection with their audit of Moore's financial statements, any event which would constitute an Event of Default as defined herein insofar as they relate to accounting matters has come to their attention and, if such an Event of Default has come to their attention, specifying the nature thereof.

SECTION 4.07. Payment of Taxes and Other Claims.

            The Company and the Guarantors shall, and shall cause each of its Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or Property of the Company or any of its Subsidiaries, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the Property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 4.08. Repurchase at the Option of Holders upon Change of Control.

            (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) (the "Change of Control Purchase Price"); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Notes pursuant to this Section 4.08 in the event that it has mailed the notice to exercise its right to redeem all the Notes under Section 3.01 at any time prior to the requirement to consummate the Change of Control and redeems the Notes in accordance with such notice.

            (b) Within 30 days following any Change of Control, or, at the Company's option, prior to the consummation of such Change of Control but after it is publicly announced, the Company shall send, by first-class mail, with a copy to the Trustee, to each Holder of Notes, at such Holder's address appearing in the Note register, a notice stating:

            (1) that a Change of Control has occurred or will occur and a Change of Control Offer is being made pursuant to Section 4.08 and that all Notes timely tendered and not withdrawn will be accepted for payment;

            (2) the Change of Control Purchase Price and the purchase date (the "Change of Control Payment Date"), which shall be, subject to any contrary requirements of applicable law, a Business Day and a point in time occurring after the consummation of the Change of Control and not later than 60 days from the date such notice is mailed;

            (3) the circumstances and relevant facts regarding the Change of Control;

            (4) if the notice is mailed prior to a Change of Control, that the Change of Control Offer is conditioned on the Change of Control occurring and Notes will not be accepted for payment unless and until the Change of Control is consummated; and

            (5) the procedures that Holders of Notes must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that Holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

            Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives, not later than one Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Note purchased.

            (c) On or prior to the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Subsidiaries is acting as the Paying Agent, segregate and hold in trust) in cash an amount equal to the Change of Control Purchase Price payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section 4.08(c). On the Change of Control Payment Date, the Company or its agent shall deliver to the Trustee the Notes or portions thereof that have been properly tendered to and are to be accepted by the Company for payment.

            (d) The Trustee or the Paying Agent shall, on the Change of Control Payment Date, mail or deliver payment to each tendering Holder of the Change of Control Purchase Price. In the event that the aggregate Change of Control Purchase Price is less than the amount delivered by the Company to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Company immediately after the Change of Control Payment Date.

            (e) Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes an offer to purchase (an "Alternate Offer"), in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 applicable to a Change of Control made by the Company, any and all Notes properly tendered and has purchased all Notes properly tendered and not withdrawn in accordance with the terms of such Alternate Offer.

            (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer, including any applicable securities laws of the United States. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue of such compliance with these securities laws or regulations.

SECTION 4.09. Limitation on Debt.

            (a) Notwithstanding anything contained in Section 4.09(b), prior to the Release, the Company will not Incur any Debt (including Acquired Debt), except for the Notes.

            (b) From and after the Release, the Company and the Guarantors shall not, and shall not permit any Restricted Subsidiary to, Incur any Debt; provided, however, that the Company or any Guarantor may Incur Debt and the Company or any Guarantor may Incur Acquired Debt if the Company's Fixed Charge Coverage Ratio for the most recently ended four fiscal quarters for which financial statements have been filed with the Commission pursuant to Section
4.18 immediately preceding the date on which such Debt is Incurred would have been at least 2.00 to 1.00, determined on a pro forma basis (including pro forma application of the net proceeds therefrom for such four-quarter period), as if the additional Debt had been Incurred at the beginning of such four-quarter period, with any letters of credit and bankers' acceptances being deemed to have an aggregate principal amount of Debt equal to the maximum amount available thereunder and with any revolving credit facility being deemed to be utilized only to the extent of amounts outstanding thereunder.

            (c) Notwithstanding the immediately preceding paragraph, any or all of the following Debt (collectively, "Permitted Debt") may be Incurred:

            (1) Debt of the Company or any Guarantor under a Credit Facility; provided that the aggregate principal amount of all such Debt under Credit Facilities shall not exceed $950 million at any time outstanding less (i) the amount of any permanent mandatory repayments of principal of term loans made under a Credit Facility which was Incurred under this clause
      (1) and (ii) the amount of any permanent mandatory repayments of principal of revolving loans made under a Credit Facility which was Incurred under this clause (1) which are accompanied by a corresponding permanent commitment reduction, in each case which are made with Net Available Cash from Asset Sales as required as a result of a sale of assets;

            (2) the Notes (excluding any Additional Notes) and related Guarantees and any Notes and related Guarantees issued in exchange for the Notes and related Guarantees pursuant to the Registration Rights Agreement;

            (3) Debt of the Company or any Guarantor in respect of Capital Lease Obligations and Purchase Money Debt; provided that:

                  (A) the aggregate principal amount of such Debt secured
            thereby does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased, and

                  (B) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (3) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (3)) does not exceed $100 million;

            (4) Debt (1) of the Company owing to and held by Moore or any Restricted Subsidiary, (2) of a Restricted Subsidiary owing to and held by Moore, the Company or any other Restricted Subsidiary and (3) of Moore owing to and held by any Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to Moore, the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof not permitted by this clause (4);

            (5) Debt under Interest Rate Agreements entered into by the Company, a Guarantor or a Restricted Subsidiary in the ordinary course of their financial management and not for speculative purposes;

            (6) Debt under Currency Exchange Protection Agreements entered into by the Company, a Guarantor or a Restricted Subsidiary in the ordinary course of their financial management and not for speculative purposes;

            (7) Debt under Commodity Price Protection Agreements entered into by the Company, a Guarantor or a Restricted Subsidiary in the ordinary course of their financial management and not for speculative purposes;

            (8) Debt of the Company, a Guarantor or any Restricted Subsidiary in connection with (A) one or more letters of credit issued by any of them in the ordinary course of business with respect to trade payables relating to the purchase of materials by such Persons and (B) other letters of credit, surety, performance, appeal or similar bonds, banker's acceptances, completion guarantees or similar instruments issued in the ordinary course of business of the Company, a Guarantor or a Restricted Subsidiary, including letters of credit or similar instruments pursuant to self-insurance and workers' compensation obligations; provided that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; provided, further, that with respect to clauses (A) and (B) above, such Debt is not in connection with the borrowing of money or the obtaining of advances or credit;

            (9) Debt of the Company, a Guarantor or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds; provided that such Debt remains outstanding for five Business Days or less;

            (10) Debt of the Company, a Guarantor or any Restricted Subsidiary arising from agreements for indemnification and purchase price adjustment obligations and earn-outs or other similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any assets, including Capital Stock and including by way of merger or consolidation; provided that the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds actually received by the Company, a Guarantor or any Restricted Subsidiary, including the Fair Market Value of non-cash proceeds;

            (11) Debt Incurred by a Securitization Entity in connection with a Qualified Securitization Transaction; provided, however, that in the event such Securitization Entity ceases to qualify as a Securitization Entity, such Debt will be deemed, in each case, to be Incurred at such time;

            (12) Debt of the Company or a Guarantor consisting of a Guarantee of or a Lien securing, Debt of the Company or a Guarantor; provided that such Debt constitutes Debt that is permitted to be Incurred pursuant to this
      Section 4.09, but subject to compliance with the other provisions described under Article Four;

            (13) Debt in respect of netting services, overdraft protection and otherwise in connection with deposit accounts; provided that such Debt remains outstanding for five Business Days or less;

            (14) Debt of the Company, a Guarantor or any Restricted Subsidiary (other than Wallace or its Subsidiaries) that was outstanding on the Issue Date not otherwise described in clauses (1) through (13) above; provided that from and after the Release, this clause (14) shall not include Debt under the Existing Moore Credit Agreement;

            (15) Guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisers and licensees;

            (16) Permitted Refinancing Debt; and

            (17) Debt of the Company, a Guarantor or any Restricted Subsidiary or the issuance of Disqualified Stock in a principal amount or liquidation value, as applicable, outstanding at any one time not to exceed $200 million in the aggregate for all such Debt and Disqualified Stock (which Debt may, but need not, be Incurred, in whole or in part, under a Credit Facility).

            For the purposes of determining compliance with this Section 4.09, in the event that an item of Debt meets the criteria of more than one of the types of Debt permitted by this covenant or is entitled to be Incurred pursuant to Section 4.09(b), the Company in its sole discretion shall be permitted to classify on the date of its Incurrence, or later reclassify, all or a portion of such item of Debt in any manner that complies with this Section 4.09; provided that all outstanding Debt under the Credit Agreement at the time of the Release shall be deemed to have been Incurred pursuant to clause (c)(i) of this Section 4.09.

            Debt permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this Section
4.09 permitting such Debt.

            For the purposes of determining any particular amount of Debt under this Section 4.09, (a) Guarantees, Liens, obligations with respect to letters of credit and other obligations supporting Debt otherwise included in the determination of a particular amount will not be included and (b) any Liens granted to the Holders of the Notes that are permitted in Section 4.11 will not be treated as Debt.

            For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Debt, with respect to any Debt which is denominated in a foreign currency, the dollar-equivalent principal amount of such Debt Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Debt was incurred, and any such foreign-denominated Debt may be refinanced or replaced or subsequently refinanced or replaced in an amount equal to the dollar-equivalent principal amount of such Debt on the date of such refinancing or replacement whether or not such amount is greater or less than the dollar-equivalent principal amount of the Debt on the date of initial Incurrence.

            If obligations in respect of letters of credit are Incurred pursuant to the Credit Facility and are being treated as Incurred pursuant to clause (1) of the third paragraph of this Section 4.09 and the letters of credit relate to other Debt, then such other Debt shall be deemed not Incurred.

            Notwithstanding any other provision of this Section 4.09, neither the Company nor any Guarantor shall Incur any Debt that is expressly subordinated to any other Debt of the Company or such Guarantor unless such Debt is expressly subordinated in right of payment to the Notes or the Notes Guarantee of such Guarantor to the same or a greater extent than such Debt is subordinated to such other Debt.

SECTION 4.10. Limitation on Restricted Payments.

            (a) Notwithstanding anything contained in the two succeeding paragraphs, prior to the Release, the Company shall not make any Restricted Payments or any Permitted Investments, except to the extent necessary to consummate the Release or the Special Mandatory Redemption and the transactions contemplated by the Escrow and Pledge Agreement (including any Investments deemed to exist by virtue of the Escrow and Pledge Agreement or the payment of fees and expenses related to the offering of the Notes).

            (b) From and after the Release, neither the Company nor any Guarantor shall make, and none of them shall permit any Restricted Subsidiary to make, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

            (1) a Default or Event of Default shall have occurred and be continuing,

            (2) the Company could not Incur at least $1.00 of additional Debt pursuant to Section 4.09(b) or

            (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

                  (i) 50% of the aggregate amount of Combined Consolidated Net
            Income accrued on a cumulative basis during the period (treated as one accounting period) from the first day of the fiscal quarter in which the Issue Date occurs to the end of the most recent fiscal quarter ended prior to the date of such proposed Restricted Payment for which financial statements are available pursuant to Section
            4.18 (or if the aggregate amount of Combined Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

                  (ii) 100% of Capital Stock Sale Proceeds and cash capital
            contributions after the Release by a Person who is not the Company, a Guarantor or a Restricted Subsidiary of the Company or a Guarantor, plus (without duplication)

                  (iii) the sum of:

                        (A) the aggregate net cash proceeds received by the
                  Company, a Guarantor or a Restricted Subsidiary from the issuance or sale after the Release of convertible or exchangeable Debt or Disqualified

                  Stock that has been converted into or exchanged for its Capital Stock (other than Disqualified Stock), and

                        (B) the aggregate amount by which Debt (other than
                  Subordinated Obligations) of the Company, the Guarantors or the Restricted Subsidiaries is reduced on its consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock), together with, in the cases of both clauses (A) and (B), the aggregate net cash proceeds received by the Company, a Guarantor or a Restricted Subsidiary at the time of such conversion or exchange, but excluding, in the case of clause (A) or (B): (x) any such Debt issued or sold to the Company, a Guarantor or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company, a Guarantor or a Restricted Subsidiary for the benefit of its employees and (y) the aggregate amount of any cash or other Property distributed by the Company, a Guarantor or any Restricted Subsidiary upon any such conversion or exchange, plus (without duplication)

                  (iv) an amount equal to the sum of:

                        (A) the net reduction in Investments in any Person other
                  than the Company, a Guarantor or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property or any other disposition or repayment of such Investments, in each case to the Company, a Guarantor or any Restricted Subsidiary from any Person (other than the Company, a Guarantor or a Restricted Subsidiary), less the cost of the disposition of such Investments, and

                        (B) the Fair Market Value of the Investment of the
                  Company, the Guarantors and Restricted Subsidiaries in an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary;

            provided, however, that the foregoing sum described in Section 4.10(b)(3)(iv) shall not exceed the amount of Investments previously made (and treated as a Restricted Payment) by the Company, a Guarantor or any Restricted Subsidiary in such Person; plus

                  (v) $75 million.

            (c) Notwithstanding the foregoing limitation, the Company or any Guarantor may:

            (1) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with this Indenture (for the avoidance of doubt, such dividend shall be included in the calculation of the amount of Restricted Payments only at the time such dividend is paid);

            (2) purchase, repurchase, redeem, legally defease, acquire or retire for value its Capital Stock or options, warrants or other rights to acquire such Capital Stock or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, its Capital Stock (other than Disqualified Stock) or options, warrants or other rights to acquire such Capital Stock (other than any such Capital Stock (or options, warrants or other rights to acquire such Capital Stock) issued or sold to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company, a Guarantor or any such Restricted Subsidiary for the benefit of its employees and except to the extent that any purchase made pursuant to such issuance or sale is financed by the Company, a Guarantor or any Restricted Subsidiary) or a capital contribution to the Company or a Guarantor from a person other than the Company, a Guarantor or a Restricted Subsidiary; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall not be included in the calculation of the amount of Restricted Payments and the Capital Stock Sale Proceeds from such exchange or sale shall not be included in the calculation pursuant to Section 4.10(b)(3)(ii) above;

            (3) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for or out of the proceeds of the substantially concurrent sale of its Capital Stock (other than Disqualified Stock) or options, warrants or other rights to acquire such Capital Stock (other than any such Capital Stock (or options, warrants or other rights to acquire such Capital Stock) issued or sold to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company, a Guarantor or any such Restricted Subsidiary for the benefit of its employees and except to the extent that any purchase made pursuant to such issuance or sale is financed by the Company, a Guarantor or any Restricted Subsidiary) or a capital contribution to the Company or a Guarantor from a Person other than the Company, a Guarantor or a Restricted Subsidiary; provided that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall not be included in the calculation of the amount of Restricted Payments and the Capital Stock Sale Proceeds from such exchange or sale shall not be included in the calculation pursuant to Section 4.10(b)(3)(ii) above;

            (4) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations of the Company or any Guarantor in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall not be included in the calculation of the amount of Restricted Payments;

            (5) so long as no Default has occurred and is continuing, repurchase or otherwise acquire shares of Capital Stock of Moore; provided that the aggregate amount of all such repurchases and other acquisitions shall not exceed $30 million in any calendar year (any such amounts not used in a calendar year shall be available for use in any subsequent year) and $120 million in the aggregate; provided, further, that such repurchase or other acquisition shall be included in the calculation of the amount of Restricted Payments;

            (6) so long as no Default has occurred and is continuing, repurchase or otherwise acquire shares of, or options to purchase shares of, Capital Stock of the Company or a Guarantor from their employees, former employees, directors or former directors, consultants or former consultants (or permitted transferees of such employees, former employees, directors or former directors) pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of Moore under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Capital Stock; provided that the aggregate amount of all such repurchases and other acquisitions (other than such repurchases or other acquisitions made in connection with the Acquisition, which shall not be limited) shall not exceed $10 million in any calendar year (any such amounts not used in a calendar year shall be available for use in any subsequent year); provided, further, that such repurchase or other acquisition shall be excluded from the calculation of the amount of Restricted Payments and the Capital Stock Sale Proceeds from such sales shall not be included in the calculation pursuant to Section 4.10(b)(3)(ii) or (2) above;

            (7) make cash payments in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for equity interests of the Company or a Guarantor (for the avoidance of doubt, such payments shall not be included in the calculation of Restricted Payments);

            (8) repurchase Capital Stock to the extent such repurchase is deemed to occur upon a cashless exercise of stock options; provided that all such repurchases shall not be included in the calculation of Restricted Payments and no proceeds in respect of the issuance of Capital Stock shall be deemed to have been received for the purposes of Section 4.10(b)(3)(ii) above;

            (9) repurchase or redeem preferred stock purchase rights issued in connection with any shareholder rights plan of Moore;

            (10) distribute the Escrowed Property and funds held pursuant to the Credit Facility Escrow Arrangements to the Company on the date of the Release, to the extent used in consummating the Acquisition and the related refinancing transactions;

            (11) so long as no Default or Event of Default shall have occurred and be continuing, repurchase any Subordinated Obligations or Disqualified Stock of the Company or a Guarantor at a purchase price not greater than 101% of the principal amount or liquidation preference of such Subordinated Obligation or Disqualified Stock in the event of a Change of Control pursuant to a provision similar to Section 4.08 in the documents governing such Subordinated Obligation or Disqualified Stock; provided that prior to consummating any such repurchase, the Company has made the Change of Control Offer required by this Indenture and has repurchased all notes validly tendered for payment in connection with such Change of Control Offer; provided, further, that such payments shall be included in the calculation of Restricted Payments;

            (12) so long as no Default or Event of Default shall have occurred and be continuing, following an Asset Sale, to the extent permitted by
      Section 4.12, and using the Net Available Cash generated from such Asset Sale, repurchase any Subordinated Obligation or Disqualified Stock of the Company or a Guarantor at a purchase price not greater than 101% of the principal amount or liquidation preference of such Subordinated Obligation or Disqualified Stock pursuant to a provision similar to Section 4.12 in the documents governing such Subordinated Obligation or Disqualified Stock; provided that prior to consummating any such repurchase, the Company has made the Prepayment Offer required by this Indenture and has repurchased all Notes validly tendered for payment in connection with such Prepayment Offer; provided, further, that such payments shall be included in the calculation of Restricted Payments; and

            (13) make any other Restricted Payment which, together with all other Restricted Payments made pursuant to this Section 4.10(c)(13) since the Issue Date, does not exceed $50 million; provided that no Default or Event of Default shall have occurred and be continuing immediately after making such Restricted Payment; provided, further, that such payments shall be included in the calculation of Restricted Payments.

            The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of making such Restricted Payment.

SECTION 4.11. Limitation on Liens.

            Prior to the Release, the Company shall not, and shall not permit any Restricted Subsidiary to, Incur or suffer to exist, any Lien upon any of its Property (including Capital Stock of a Restricted Subsidiary and intercompany notes), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom that secures any obligation, except the Lien of the Trustee on the Escrowed Property and the Lien under the Credit Facility Escrow Arrangements.

            From and after the Release, neither the Company nor any Guarantor shall, and none of them shall permit any Restricted Subsidiary to, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary and intercompany notes), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Notes or the relevant Notes Guarantee will be secured by such Lien equally and ratably with (or prior to) all other obligations of the Company, a Guarantor or any Restricted Subsidiary secured by such Lien until such time as such obligations are no longer secured by a Lien.

            The Lien on the Escrowed Property created for the benefit of the Holders of the Notes shall provide by its terms that any such Lien will be automatically and unconditionally released and discharged upon the Release.

SECTION 4.12. Limitation on Asset Sales.

            (a) Prior to the Release, the Company shall not consummate an Asset Sale except to the extent necessary to consummate the Release, the Special Mandatory Redemption and the transactions contemplated by the Escrow and Pledge Agreement. From and after the Release, neither the Company nor any Guarantor shall, and none of them shall permit any Restricted Subsidiary to, consummate any Asset Sale unless:

            (1) the Company, such Guarantor or such Restricted Subsidiary receives consideration at least equal to the Fair Market Value of the Property subject to such Asset Sale;

            (2) at least 75% of the consideration paid to the Company, such Guarantor or such Restricted Subsidiary in connection with such Asset Sale is in the form of (a) cash or Temporary Cash Investments; (b) the assumption by the purchaser of liabilities of the Company, a Guarantor or any Restricted Subsidiary (other than liabili-ties that are by their terms subordinated to the Notes or any Notes Guarantee of such Guarantor) as a result of which the Company, the Guarantors and the Restricted Subsidiaries are no longer obligated with respect to such liabilities; (c) any securities, notes or other obligations received by the Company or any such Guarantor or Restricted Subsidiary from such transferee that are converted into cash (to the extent of the cash received) within 60 days after receipt; (d) Property to be used by the Company, a Guarantor or a Restricted Subsidiary in a Related Business or Capital Stock of an entity engaged in a Related Business so long as the receipt of such Capital Stock is a Permitted Investment or otherwise complies with Section 4.10; or (e) a combination of the consideration specified in clauses (a) through (d); and

            (3) the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (1) and (2).

            (b) The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company, a Guarantor or a Restricted Subsidiary, to the extent the Company or such Guarantor or Restricted Subsidiary elects (or is required by the terms of any Debt):

            (1) to permanently prepay or permanently repay any (i) Debt under any Credit Facility, (ii) Debt which shall have been secured by the assets sold in the relevant Asset Sale and (iii) Debt of a Restricted Subsidiary that is not a Guarantor; and/or

            (2) to reinvest in Additional Assets (including by means of an Investment in Additional Assets with Net Available Cash received by the Company, a Guarantor or a Restricted Subsidiary).

            (c) Pending the final application of the Net Available Cash (or any portion thereof), the Company, a Guarantor or a Restricted Subsidiary may temporarily repay Debt under any Credit Facility or otherwise invest such Net Available Cash in Temporary Cash Investments.

            (d) Any Net Available Cash from an Asset Sale not applied in accordance with Section 4.12(b) within 365 days from the date of the receipt of such Net Available Cash shall constitute "Excess Proceeds."

            (e) When the aggregate amount of Excess Proceeds exceeds $25 million, the Company will be required to make an offer to purchase (the "Prepayment Offer") the Notes and any other Debt of the Company outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Notes or a Notes Guarantee and subject to terms and conditions in respect of Asset Sales similar in all material respects to this Section 4.12 and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer, which offer shall be in the amount of the Allocable Ex-cess Proceeds, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of over subscription) set forth herein. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence, the Company, such Guarantor or such Restricted Subsidiary may use such remaining amount for any purpose not restricted by this Indenture and the amount of Excess Proceeds will be reset to zero.

            The term "Allocable Excess Proceeds" will mean the product of:

            (a) the Excess Proceeds and

            (b) a fraction,

                  (1) the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer, together with any accrued and unpaid interest, and

                  (2) the denominator of which is the sum of (A) the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer, together with any accrued and unpaid interest, and
            (B) the aggregate principal amount of other Debt of the Company or a Guarantor outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Notes or a Notes Guarantee, as the case may be, and subject to terms and conditions in respect of Asset Sales similar in all material respects to this Section 4.12 and requiring the Company or a Guarantor to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer (subject to proration in the event that such amount is less than the aggregate offer price of all Notes tendered).

            (f) Within 15 Business Days after the Company is obligated to make a Prepayment Offer as described in Section 4.12(d), the Company shall send a written notice, by first-class mail, to the Holders of Notes, accompanied by such information regarding the Company and the Guarantors as the Company in good faith believes will enable such Holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date (the "Purchase Date"), which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

            (g) Not later than the date upon which written notice of a Prepayment Offer is delivered to the Trustee as provided in Section 4.12(e), the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Prepayment Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Prepayment Offer is being made and (iii) the compliance of such allocation with Section 4.12(b). On or before the Purchase Date, the Company shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or a Wholly Owned Restricted Subsidiary is the Paying Agent, shall segregate and hold in trust) in Temporary Cash Investments (other than in those enumerated in clause (b) of the definition of Temporary Cash Investments), maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by the opening of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section 4.12. Upon the expiration of the period for which the Prepayment Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee or the Paying Agent shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is less than the Offer Amount, the Trustee or the Paying Agent shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.12.

            (h) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis for all Notes (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

            (i) At the time the Company or its agent delivers Notes to the Trustee that are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.12. A Note shall be deemed to have been accepted for purchase at the time the Trustee or the Paying Agent mails or delivers payment therefor to the surrendering Holder.

            (j) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.12, including any applicable securities laws of the United States. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.12, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.12 by virtue thereof.

SECTION 4.13. Limitation on Restrictions on Distributions from Restricted Subsidiaries.

            (a) Neither the Company nor a Guarantor shall, and neither of them shall permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

            (1) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock to the Company, a Guarantor or any other Restricted Subsidiary,

            (2) pay any Debt or other obligation owed to the Company, a Guarantor or any other Restricted Subsidiary,

            (3) make any loans or advances to the Company, a Guarantor or any other Restricted Subsidiary, or

            (4) transfer any of its Property to the Company, a Guarantor or any other Restricted Subsidiary.

            (b) The foregoing limitations will not apply:

            (1) with respect to Sections 4.13(a)(1), (2), (3) and (4), to restrictions which are:

                  (A) in effect on the Issue Date (as such restrictions may be amended from time to time; provided that any such amendment is not materially more restrictive as to a Restricted Subsidiary);

                  (B) imposed by the Notes or this Indenture, or by indentures governing other Debt the Company or a Guarantor Incurs (and, if such Debt is Guaranteed, by the guarantors of such Debt) ranking on a parity with the Notes or the Notes Guarantees; provided that the restrictions imposed by such indentures are no more restrictive than the restrictions imposed by this Indenture;

                  (C) imposed by a Credit Facility with respect to Debt
            permitted to be Incurred on or subsequent to the date of this Indenture; provided that the restrictions imposed by such Credit Facility on the ability of any Restricted Subsidiary to take action under Section 4.13(a)(1), (2), (3) or (4) above are not materially more restrictive than the restrictions imposed by the Credit Agreement;

                  (D) imposed by Debt of a Restricted Subsidiary existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or a Guarantor;

                  (E) that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in Section 4.13(a)(1) or (4) above; provided such restriction is no less favorable in any material respect to the Holders of Notes than those under the agreement evidencing the Debt so Refinanced when taken as a whole;

                  (F) restrictions on cash or other deposits or net worth
            imposed by leases or other agreements entered into in the ordinary course of business;

                  (G) any encumbrances or restrictions required by any
            governmental, local or regulatory authority having jurisdiction over the Company, a Guarantor or any Restricted Subsidiary or any of their businesses in connection with any development grant made or other assistance provided to the Company, a Guarantor or any Restricted Subsidiary by such governmental authority;

                  (H) customary provisions in joint venture or similar
            agreements or other arrangements with minority investors in Restricted Subsidiaries and customary provisions in Debt Incurred by Restricted Subsidiaries organized outside the United States; provided, however, that such encumbrance or restriction is applicable only to such Restricted Subsidiary; and provided, further, that (i) the encumbrance or restriction is customary in comparable agreements and (ii) the Company determines that any such encumbrance or restriction will not materially affect the ability of the Company to make any anticipated payments of principal or interest on the Notes;

                  (I) with respect to a Securitization Entity in connection with a Qualified Securitization Transaction; provided, however, that such encum-brances and restrictions are customarily required by the institutional sponsor or arranger of such Qualified Securitization Transaction in similar types of documents relating to the purchase of similar receivables in connection with the financing thereof;

                  (J) customary restrictions contained in asset sale agreements, stock sale agreements and other similar agreements limiting the transfer, disposition or distribution of such Property pending the closing of such sale, including any restriction imposed with respect to such Restricted Subsidiary pursuant to an agreement to dispose of all or substantially all the Capital Stock or assets of such Restricted Subsidiary; or

                  (K) customary restrictions imposed on the transfer of
            copyrighted or patented materials or other intellectual property and customary provisions in agreements that restrict the assignment of such agreements or any rights thereunder.

            (2) with respect to Section 4.12(a)(4) only, to restrictions:

                  (A) relating to Debt that is permitted to be Incurred and
            secured without also securing the Notes pursuant to Section 4.11 that limit the right of the debtor to dispose of the Property securing such Debt,

                  (B) encumbering Property at the time such Property was
            acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition,

                  (C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder,

                  (D) imposed by virtue of any transfer of, agreement to
            transfer, option or right with respect to or Lien on, any Property of the Company or the relevant Restricted Subsidiary not otherwise prohibited by this Indenture, or

                  (E) imposed under any Purchase Money Debt or Capital Lease
            Obligation in the ordinary course of business with respect only to the Property the subject thereof.

SECTION 4.14. Limitation on Transactions with Affiliates.

            (a) On or prior to the Release, the Company will not enter into or suffer to exist any Affiliate Transaction (as defined below) other than to the extent necessary to consummate the Acquisition, the Escrow and Pledge Agreement, the Release or the Special Mandatory Redemption and the Credit Facility Escrow Arrangements. From and after the Release, neither the Company nor any Guarantor shall, and neither of them shall permit any Restricted Subsidiary to, enter into or suffer to exist any transaction or series of related transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless:

                  (1) the terms of such Affiliate Transaction are no less
            favorable to the Company, such Guarantor or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company,

                  (2) if such Affiliate Transaction involves aggregate payments or value in excess of $10 million, a majority of the disinterested members of the Board of Directors of Moore or, if there is only one disinterested director, such disinterested director, determines that such Affiliate Transaction complies with clause (a)(1) of this
            Section 4.14 as evidenced in the minutes or other evidence of Board action, and

            (3) if such Affiliate Transaction involves aggregate payments or value in excess of $50 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company, such Guarantor or such Restricted Subsidiary, as applicable.

            (b) Notwithstanding the foregoing limitation, the Company, a Guarantor or any Restricted Subsidiary may make, enter into or suffer to exist the following:

            (1) any transaction or series of related transactions between or among the Company, one or more Guarantors or one or more Restricted Subsidiaries or between or among two or more Guarantors or Restricted Subsidiaries;

            (2) any Restricted Payment permitted to be made pursuant to Section
      4.10 or any Permitted Investment;

            (3) the payment of reasonable compensation (including awards or grants in cash, securities or other payments) for the personal services of officers, directors, con-sultants and employees of the Company or any of the Restricted Subsidiaries in the ordinary course of business;

            (4) transactions or other arrangements pursuant to employment agreements, collective bargaining agreements, employee benefit plans, or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, directors' and officers' indemnification arrangements and retirement or savings plans, stock option, stock ownership and similar plans so long as the Board of Directors of Moore or a committee thereof comprised of disinterested directors or a disinterested Officer of Moore in good faith shall have approved the terms thereof;

            (5) loans and advances to officers, directors or employees (or guarantees of third-party loans to officers, directors or employees) made in the ordinary course of business, provided that such loans and advances do not exceed $10 million in the aggregate at any one time outstanding;

            (6) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company, the Guarantors or the Restricted Subsidiaries, as the case may be, or are on terms no less favorable than might reasonably have been obtained at such time from an unaffiliated party; provided that such transactions are approved by a majority of disinterested directors of the Board of Directors of Moore or, if there is only one disinterested director, such director;

            (7) payments to Greenwich Street Capital Partners, L.P. or its Affiliates pursuant to monitoring or similar arrangements approved by a majority of disinterested directors of the Board of Directors of Moore, or if there is only one disinterested director, such director;

            (8) the issuance and sale of Capital Stock (other than Disqualified Stock) of Moore;

            (9) transactions with Persons in their capacity as holders of Debt or Capital Stock of the Company, any Guarantor or any Restricted Subsidiary where such Persons are treated no more favorably than holders of Debt or Capital Stock of the Company, any Guarantor or any Restricted Subsidiary generally;

            (10) transactions pursuant to any agreement as in effect on the date of this Indenture or transactions of Wallace and its subsidiaries with, or for the benefit of, any Person that becomes an Affiliate of the Company as a result of the consummation of the Acquisition pursuant to any agreement as in effect on the date of this Indenture, as the same may be amended from time to time in any manner not materially less favorable to the Holders of the Notes; provided any such amendment does not increase the amount payable thereunder to an Affiliate; and

            (11) sales, transfers or dispositions of Receivables and Related Assets to a Securitization Entity and acquisitions of Investments in connection therewith.

SECTION 4.15. Designation of Restricted and Unrestricted Subsidiaries.

            (a) From and after the Release, by resolution of the Board of Directors of the Company and the Board of Directors of Moore, any Subsidiary of Moore (or Person that is to become a Subsidiary of Moore) may be designated to be an Unrestricted Subsidiary if:

            (x) the Subsidiary to be so designated does not and will not so long as it is an Unrestricted Subsidiary own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company, a Guarantor or any Restricted Subsidiary and does not and will not so long as it is an Unrestricted Subsidiary have any Debt other than Non-Recourse Debt, and

            (y) the Company and the Guarantors would be permitted under Section
      4.10 to make a Restricted Payment in an amount equal to the Fair Market Value of Moore's Investment in such Subsidiary. For the purposes of this provision, in the event the Fair Market Value of such assets exceeds $50 million, such Fair Market Value shall be determined by an Independent Financial Advisor.

Unless so designated as an Unrestricted Subsidiary at the time a Person becomes a Subsidiary of Moore, any Person that becomes a Subsidiary of Moore will be classified as a Restricted Subsidiary at such time.

            (b) Except as provided in Section 4.15(a), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. In addition, none of the Company, a Guarantor or any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary).

            By resolution of the Board of Directors of the Company and the Board of Directors of Moore, any Unrestricted Subsidiary may be designated to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

            (x) the Company could Incur at least $l.00 of additional Debt pursuant to Section 4.09(b) and

            (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

            Any such designation or redesignation will be evidenced to the Trustee by filing with the Trustee the Board Resolutions giving effect to such designation or redesignation and an Officers' Certificate of the Company that:

            (x) certifies that such designation or redesignation complies with the provisions of this Section 4.15, and

            (y) gives the effective date of such designation or redesignation,

such filing with the Trustee to occur on or before the time financial statements are filed with the Commission or the Trustee pursuant to Section 4.17 in respect of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, on or before the time financial statements in respect of such fiscal year are filed with the Commission or the Trustee pursuant to Section 4.18).

SECTION 4.16. Creation of Subsidiaries; Additional Subsidiary Guarantees.

            Notwithstanding anything herein to the contrary, the Company will not create, acquire or form any Subsidiaries.

            Moore will not permit any of its Subsidiaries having assets, at any time, with a Fair Market Value in excess of $10,000 to Guarantee or pledge any assets to secure the payment of any other Debt of the Company, a Guarantor or a Restricted Subsidiary (other than a Guarantee by a Restricted Subsidiary that is not a Guarantor that is organized outside the United States or another similar Restricted Subsidiary) unless such Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Subsidiary, which Guarantee shall be senior to or pari passu with such Subsidiary's Guarantee of or pledge to secure such other Debt; provided that if such Subsidiary is organized outside the United States or Canada and such other Debt that is being guaranteed is Senior Credit Facility Debt, then such Subsidiary's Guarantee shall be subordinated on the same terms and conditions as the Subordinated Subsidiary Guarantees.

            The Notes Guarantee of a Guarantor will be released if

            (1) any Guarantor is designated as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or

            (2) in connection with the sale of (A) that number of shares of Capital Stock of a Guarantor such that such Guarantor is no longer a Subsidiary of Moore or (B) all or substantially all of the assets of a Guarantor to a Person that is not the Company or a Guarantor or a Restricted Subsidiary; provided that such sale complies with Section 4.12 hereof.

            In addition, in the event a Subsidiary becomes a Guarantor solely because it Guarantees other Debt, then upon the full and unconditional release of the Guarantee of such other Debt (provided that the Trustee is given two Business Days' written notice of such other release) such Guarantee of such Subsidiary shall also be released.

SECTION 4.17. Limitation of Company's Business.

            Prior to the Release, the Company shall not engage in any line of business or own any other assets other than as necessary to consummate the Release or the Special Mandatory Redemption and the transactions contemplated by the Escrow and Pledge Agreement, and the Credit Facility Escrow Arrangements. After the Release, the Company shall not own any assets or engage in any business other than Incurring Debt, as permitted by Section 4.09 hereof and servicing and repaying such Debt and the Notes. The Board of Directors and Officers of the Company shall at all times be comprised of members of the Board of Directors and/or Officers of Moore. Moore shall not, and shall not permit any Guarantor or Restricted Subsidiary to, engage in any business other than the Business it or Wallace is engaged in on the Issue Date or a Related Business.

SECTION 4.18. Reports to Holders.

            Whether or not Moore is then subject to Section 13(a) or 15(d) of the Exchange Act, Moore will electronically file with the Commission, so long as the Notes are outstanding, the annual reports, quarterly reports and other periodic reports that Moore would be required to file with the Commission pursuant to Section 13(a) or 15(d) if Moore were so subject, and such documents will be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which Moore would be required so to file such documents if Moore were so subject, unless, in any case, such filings are not then permitted by the Commission.

            If such filings with the Commission are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, the Company will, without charge to the Holders, within 15 days of each Required Filing Date, transmit by mail to Holders, as their names and addresses appear in the Note register, and file with the Trustee copies of the annual reports, quarterly reports and other periodic reports that Moore would be required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if it were subject to such Section 13(a) or 15(d) and, promptly upon written request, supply copies of such documents to any prospective Holder or beneficial owner at Moore's cost.

            So long as any of the Notes remain restricted under Rule 144, Moore will make available upon request to any prospective purchaser of Notes or beneficial owner of Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

            Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

            All references in this Agreement to the filing of documents with the Commission includes, at such time as is permitted pursuant to this Section, the delivering of the same to the Trustee.

SECTION 4.19. Covenant Suspension.

      (a) During any period of time that the Notes have Investment Grade Ratings from the Required Rating Agencies, the Company, and the Restricted Subsidiaries shall not be subject to the following provisions of this Indenture:

      -     Section 4.08,

      -     Section 4.09,

      -     Section 4.10,

      -     Section 4.12,

      -     Section 4.13,

      -     Section 4.14,

      -     Section 4.15(b)(x),

      -     Section 4.17, and

      -     Section 5.01(b)(4) and (c)

(collectively, the "Suspended Covenants").

            (b) In the event that the Company, the Guarantors and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of clause (a) of this Section 4.19 and, subsequently, a Required Rating Agency withdraws its rating or downgrades the rating assigned to the Notes so that the Notes no longer have Investment Grade Ratings from the Required Rating Agencies or a Default or Event of Default occurs and is continuing, then the Company, the Guarantors and the Restricted Subsidiaries shall from such time and thereafter again be subject to the Suspended Covenants, and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of Section 4.10 as though such
Section 4.10 had been in effect during the entire period of time from the Issue Date, it being understood that no actions taken by the Company, the Guarantors or any of their Restricted Subsidiaries during the suspension period shall constitute a Default or an Event of Default under the Suspended Covenants.

SECTION 4.20. Additional Amounts.

            All payments made by Moore or any other Guarantor organized in Canada ("Canadian Guarantor") with respect to its Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes, unless such Canadian Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If Canadian Guarantor is required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to its Guarantee, Canadian Guarantor will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each holder of Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount the holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a holder of Notes (an "Excluded Holder") (i) with which Canadian Guarantor does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment or at the time that any such payment is deemed to be paid or credited or (ii) which is subject to Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere acquisition, holding or disposition of the Notes or the receipt of payments thereunder. Canadian Guarantor will also
(i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. Moore will furnish to the Trustee within 30 days after the date of the payment of any Taxes due pursuant to applicable law a certification that such payment has been made.

            Moore will indemnify and hold harmless each holder of Notes (other than an Excluded Holder), and upon written request of any holder of Notes (other than an Excluded Holder), reimburse each such holder for the amount of (i) any Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to a Canadian Guarantor Guarantee; (ii) any liability (including penalties, interest and expense) arising therefrom or with respect thereto, and (iii) any such Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (i) or (ii) so that the net amount received by such holder after such reimbursement will not be less than the net amount the holder would have received if Taxes on such reimbursement had not been imposed.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01. Merger, Consolidation and Sale of Property.

            (a) Prior to the Release, except in connection with the Release or the Special Mandatory Redemption and the transactions contemplated by the Escrow and Pledge Agreement, the Company shall not merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of related transactions.

            (b) From and after the Release, neither the Company nor Moore shall merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into Moore or the merger of Moore Holdings, Moore NA or Wallace into Moore) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of related transactions, unless:

            (1) the Company or Moore, as the case may be, shall be the surviving Person (the "Surviving Person") or the Surviving Person (if other than the Company or Moore) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made which is substituted for the Company as the issuer of the Notes or, in the case of Moore, as a Guarantor, shall be a corporation (in the case of the Issuer of the Notes) or a corporation, limited liability company, trust, partnership or similar entity (in the case of a Guarantor) organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or, in the case of Moore, under the laws of Canada or any province or territory thereof;

            (2) the Surviving Person (if other than the Company or Moore) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, (x) the due and punctual payment of the principal amount of the Notes, any accrued and unpaid interest on such principal amount, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by such Person or (y) all obligations under the relevant Guarantee, as appropriate;

            (3) immediately before and after giving effect to such transaction or series of related transactions on a pro forma basis (and treating, for purposes of this Section 5.01(b)(3) and Sections 5.01(b)(4) and (b)(5) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of related transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of related transactions), no Default or Event of Default shall have occurred and be continuing;

            (4) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, the Company or the Surviving Person (if other than the Company) would be able to Incur at least $1.00 of additional Debt pursuant to Section 4.09(b); and

            (5) the Surviving Person shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereof comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

            (c) None of the Subsidiary Guarantors shall merge, consolidate or amalgamate with or into any other Person in any one transaction or series of related transactions (other than (i) a merger of a Subsidiary Guarantor with or into a Guarantor or a Wholly Owned Restricted Subsidiary (other than an Unrestricted Subsidiary) into a Subsidiary Guarantor or (ii) a merger, consolidation, amalgamation or sale of all or substantially all of the Property of a Subsidiary Guarantor in connection with the sale of such Subsidiary Guarantor or its Property to a non-Affiliate third party that does not become an Affiliate as a result of such transaction and is otherwise permitted under this Indenture) unless:

            (1) the Surviving Person (if not such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, limited liability company, trust, partnership or similar entity organized and existing under the laws of

      United States of America, any State thereof or the District of Columbia or under the same jurisdiction as such Subsidiary Guarantor;

            (2) the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by Subsidiary Guarantee in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

            (3) immediately before and after giving effect to such transaction or series of related transactions on a pro forma basis (and treating, for purposes of this Section 5.01(c)(3) and Section 5.01(c)(4) and (5) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company, a Guarantor or any Restricted Subsidiary as a result of such transaction or series of related transactions as having been Incurred by the Surviving Person, the Company or such Guarantor or Restricted Subsidiary at the time of such transaction or series of related transactions), no Default or Event of Default shall have occurred and be continuing;

            (4) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, the Company would be able to Incur at least $1.00 of additional Debt pursuant to Section 4.09(b); and

            (5) the Company and Moore shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and such Subsidiary Guarantee, if any, in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

            (d) The provisions of Section 5.01(c) shall not apply to (i) any transactions which constitute an Asset Sale if the Company has complied with
Section 4.12 or (ii) a merger of the Company or Moore or a Subsidiary Guarantor with an Affiliate that is organized in any state of the United States or Canada with no material assets or liabilities and which merger is solely for the purpose of reincorporating such Person in another jurisdiction in the United States or Canada.

            (e) The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of its predecessor under this Indenture.

SECTION 5.02. Successor Person Substituted.

            Upon any consolidation or merger, or any transfer of all or substantially all of the assets of either the Company or any Restricted Subsidiary in accordance with Section 5.01 above, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power the Company or such Restricted Subsidiary under this Indenture with the same effect as if such successor corporation had been named as the Company or such Restricted Subsidiary herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default.

            The following events shall be "Events of Default":

            (1) the Company defaults in any payment of interest on any Note when the same becomes due and payable and such default continues for a period of 30 days;

            (2) the Company defaults in the payment of the principal amount of any Note when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

            (3) a failure to comply with Section 5.01 or 5.02;

            (4) a failure to comply with any covenant or agreement in the Notes or in this Indenture (other than a failure that is the subject of Section 6.01(1), (2) or (3)) and such failure continues for 60 days after written notice is given to the Company as specified in this Section 6.01;

            (5) a default by the Company, a Guarantor or any Restricted Subsidiary (other than a Securitization Entity) under any Debt of the Company, a Guarantor or any Restricted Subsidiary (other than a Securitization Entity) that results in acceleration of the final maturity of such Debt, or the failure to pay any such Debt at final maturity, in an aggregate principal amount in excess of $20 million;

            (6) either Parent, the Company, Moore NA or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary insolvency proceeding;

                  (B) consents to the entry of an order for relief against it in an involuntary insolvency proceeding or consents to its dissolution or winding-up;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                  (D) makes a general assignment for the benefit of its
            creditors;

      or takes any comparable action under any foreign laws relating to insolvency; provided, however, that the liquidation of any Restricted Subsidiary into another Restricted Subsidiary, other than as part of a credit reorganization, shall not constitute an Event of Default under this
      Section 6.01(6);

            (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against either Parent, the Company, Moore NA or any Significant Subsidiary in an involuntary insolvency proceeding;

                  (B) appoints a Custodian of either Parent, the Company, Moore
            NA or any Significant Subsidiary or for any substantial part of its property;

                  (C) orders the winding-up, liquidation or dissolution of
            either Parent, the Company, Moore NA or any Significant Subsidiary;

                  (D) orders the presentation of any plan or arrangement,
            compromise or reorganization of either Parent, the Company, Moore NA or any Significant Subsidiary; or

                  (E) grants any similar relief under any foreign laws;

      and in each such case the order or decree remains unstayed and in effect for 90 days;

            (8) any judgment or judgments for the payment of money in an unsecured aggregate amount (net of any amount covered by insurance issued by a reputable and creditworthy insurer that has not contested coverage or reserved rights with respect to the underlying claim and that continues to make payments pursuant to the terms of the relevant policy) in excess of $20 million at the time entered against the Company, Moore or any Significant Subsidiary and shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect or otherwise payable; or

            (9) (a) a Parent Guarantee, a Sister Guarantee or any Subsidiary Guarantee from a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee) or (b) either of the Parents, either of the Sister Guarantors or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Guarantee.

            The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            A Default under Section 6.01(4) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Notes then outstanding notify the Company (and in the case of such notice by Holders, the Trustee) of the Default and such Default is not cured within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

            The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default and any event that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

            The Company shall immediately notify the Trustee if a meeting of the Board of Directors of the Company, either Sister Guarantor or either Parent is convened to consider any action mandated by a petition for debt settlement proceedings or bankruptcy proceedings. The Company shall also promptly advise the Trustee of the approval of the filing of a debt settlement or bankruptcy petition prior to the filing of such petition.

SECTION 6.02. Acceleration of Maturity; Rescission.

            If an Event of Default with respect to the Notes (other than an Event of Default specified in Sections 6.01(6) and 6.01(7) with respect to the Company, the Parents, Moore NA or a Significant Subsidiary) shall have occurred and be continuing, the Trustee or the registered Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the principal amount of all the Notes then outstanding by written notice to the Company and the Trustee, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default specified in Sections 6.01(6) and 6.01(7) with respect to the Company, the Parents, Moore NA or a Significant Subsidiary shall occur, such amount with respect to all the Notes shall be automatically due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered Holders of a majority in aggregate principal amount of the Notes then outstanding may rescind and annul such acceleration if (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal, premium or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,
(iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and all other amounts due to the Trustee under Section 7.07 and (v) in the event of the cure or waiver of an Event of Default of the type described in either Section 6.01(6) or (7), the Trustee shall have received an Officers' Certificate to the effect that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(5) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the Payment Default or other default triggering such Event of Default pursuant to Section 6.01(5) shall be remedied or cured by the Company, a Guarantor or a Restricted Subsidiary or waived by the holders of the relevant Debt within the grace period applicable to such default provided for in the documentation governing such Debt and if (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

            Subject to Section 7.01, in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to Section 7.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

            No Holder of Notes will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy hereunder, unless:

            (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default,

            (b) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee, and

            (c) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of, and premium, if any, or interest on, such Note on or after the respective due dates expressed in such Note.

SECTION 6.03. Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. Any such proceeding instituted by the Trustee may be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements of the Trustee and its counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative, to the extent permitted by law. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Company.

SECTION 6.04. Waiver of Past Defaults and Events of Default.

            Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of Notes at the time outstanding may on behalf of the Holders of all the Notes waive any past Default with respect to such Notes and its consequences by providing written notice thereof to the Company and the Trustee, except a Default (1) in the payment of interest on or the principal of any Note or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected. In the case of any such waiver, the Company, the Trustee and the Holders of the Notes will be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 6.05. Control by Majority.

            The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of the Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes.

SECTION 6.06. Limitation on Suits.

            No Holder of Notes will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy hereunder, unless:

            (1) the Holder gives the Trustee written notice of a continuing Event of Default,

            (2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to institute such proceeding or pursue such remedy as trustee,

            (3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense,

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity, and

            (5) during such 60-day period the Holders of at least a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

            However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of, and premium, if any, or interest on, such Note on or after the respective due date expressed in such Note.

SECTION 6.07. No Personal Liability of Directors, Officers, Employees and
              Stockholders.

            No director, manager, trustee, officer, employee, member, partner or stockholder of the Company or any Subsidiary Guarantor, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. This waiver may not be effective to waive liabilities under the U.S. federal securities laws.

SECTION 6.08. Rights of Holders To Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest, if any, on such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes shall not be impaired or affected without the consent of the Holder.

SECTION 6.09. Collection Suit by Trustee.

            If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid.

SECTION 6.10. Trustee May File Proofs of Claim.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company or any Subsidiary Guarantor (or any other obligor upon the Notes), its creditors or its property and, unless prohibited by law, shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 6.11. Priorities.

            If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

            FIRST: to the Trustee for amounts due under Section 7.07;

            SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Additional Interest, if any) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

            THIRD: to the Company or, to the extent the Trustee collects any amount from any Subsidiary Guarantor, to such Subsidiary Guarantor.

            The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

SECTION 6.12. Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01. Duties of Trustee.

            (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

            (b) Except during the continuance of an Event of Default:

            (1) The Trustee need perform only such duties as are specifically set forth in this Indenture and no others.

            (2) In the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate, subject to the requirement in the preceding sentence, if applicable.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of Section 7.01(b).

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in aggregate principal amount of the Notes received by it pursuant to the terms hereof.

            (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

            (d) Whether or not therein expressly so provided, Sections 7.01(a),
(b), (c) and (e) shall govern every provision of this Indenture that in any way relates to the Trustee.

            (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

SECTION 7.02. Rights of Trustee.

            Subject to Section 7.01:

            (1) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 12.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

            (3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

            (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

            (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to the Notes or this Indenture shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (6) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

            (7) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

            (8) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

            (9) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

            (10) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not suspended.

SECTION 7.03. Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the either of the Company or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Guarantee, it shall not be accountable for the Company's or any Guarantor's use of the proceeds from the sale of Notes or any money paid to the Company or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, Guarantee or this Indenture other than its certificate of authentication, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification on Form T-1 to be supplied to the Company will be true and accurate subject to the qualifications set forth therein.

SECTION 7.05. Notice of Defaults.

            If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall give to each Holder a notice of the Default within 90 days after it occurs in the manner and to the extent provided in the TIA and otherwise as provided in this Indenture. Except in the case of a Default in payment of the principal of or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this Indenture), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06. Reports by Trustee to Holders.

            If required by TIA Section 313(a), within 60 days after June 15 of any year, commencing 2004 the Trustee shall mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c) and TIA Section 313(d).

            Reports pursuant to this Section 7.06 shall be transmitted by mail:

            (1) to all Holders of Notes, as the names and addresses of such Holders appear on the Registrar's books; and

            (2) to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

            A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

SECTION 7.07. Compensation and Indemnity.

            The Company and the Guarantors shall pay to the Trustee and Agents from time to time such compensation for their services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as shall be agreed upon in writing. The Company and the Guarantors shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by them in connection with the Trustee's duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and external counsel, except any expense disbursement or advance as may be attributable to its willful misconduct, negligence or bad faith.

            The Company and the Guarantors, jointly and severally, shall fully indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys' fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Company and the Guarantors in writing promptly of any claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee or Agent for which it may seek indemnity; provided that the failure by the Trustee or Agent to so notify the Company and the Guarantors shall not relieve the Company and Guarantors of their obligations hereunder except to the extent the Company and the Guarantors are actually prejudiced thereby. In the event that a conflict of interest exists, the Trustee may have separate counsel, which counsel must be reasonably acceptable to the Company and the Company shall pay the reasonable fees and expenses of such counsel.

            Notwithstanding the foregoing, the Company and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own willful misconduct, negligence or bad faith.

            To secure the payment obligations of the Company and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except for Escrowed Property and such money or property held in trust to pay principal of and interest on particular Notes.

            The obligations of the Company and the Guarantors under this Section
7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Company and each of the Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

            For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to this Article Seven.

SECTION 7.08. Replacement of Trustee.

            The Trustee shall comply with Section 313(b) of the TIA, to the extent applicable.

            The Trustee may resign by so notifying the Company and the Guarantors in writing no later than 15 Business Days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Company and the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

            (1) the Trustee fails to comply with Section 7.10 or Section 310 of the TIA;

            (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief entered with respect to the Trustee under Bankruptcy Law;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, the Guarantors or the Holders of a majority in principal amount of the outstanding Notes may petition at the expense of the Company any court of competent jurisdiction, in the case of the Trustee, for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Guarantors. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section
7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Consolidation, Merger, etc.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10. Eligibility; Disqualification.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5) in every respect. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $50 million as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the provision in Section 310(b)(1).

SECTION 7.11. Preferential Collection of Claims Against Company.

            The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311 (b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.12. Paying Agents.

            The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

            (A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

            (B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

            (C) that it will give the Trustee written notice within three (3) Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

                                  ARTICLE EIGHT

                             MODIFICATION AND WAIVER

SECTION 8.01. Without Consent of Holders.

            The Company and the Trustee may modify and amend this Indenture or any Security Document without the consent of any Holder (including entering into the Security Documents upon the date of Release), for any of the following purposes:

            (i) to cure any ambiguity, omission, defect or inconsistency in this Indenture or any Security Document;

            (ii) to comply with Sections 5.01 and 5.02;

            (iii) to provide for uncertificated Notes, in addition to or in place of certificated Notes;

            (iv) to add additional Guarantees with respect to the Notes;

            (v) to secure the Notes under this Indenture;

            (vi) to add to the covenants of the Company or the Guarantors for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or the Guarantors;

            (vii) to make any change that does not adversely affect the rights of any Holder of the Notes;

            (viii) to comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

            (ix) to provide for the issuance of Additional Notes in accordance with this Indenture, including the issuance of Additional Notes as restricted securities under the Securities Act and substantially identical Additional Notes pursuant to an Exchange Offer registered with the Commission; or

            (x) to evidence and provide the acceptance of the appointment of a successor Trustee under Section 7.09.

SECTION 8.02. With Consent of Holders.

            (a) This Indenture may be amended with the consent of the registered Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes) and any past default or compliance with any provisions may also be waived (except a default in the payment of principal, premium or interest and under Section 8.02(b) below) with the consent of the registered Holders of at least a majority in aggregate principal amount of the Notes then outstanding.

            (b) However, without the consent of each Holder of an outstanding Note, no amendment may,

            (1) reduce the amount of Notes whose holders must consent to an amendment, supplement or waiver,

            (2) reduce the rate of or change the time for payment of interest on any Note,

            (3) reduce the principal of or change the Stated Maturity of any Note,

            (4) make any Note payable in money other than that stated in the Note,

            (5) impair the right of any Holder of the Notes to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes or the Notes Guarantees,

            (6) (A) release any Guarantor that is a Significant Subsidiary from its obligations under the Guarantee or this Indenture other than pursuant to the terms of this Indenture, or (B) release any security interest that may have been granted in favor of the Holders of the Notes pursuant to
      Section 4.11 other than pursuant to the terms of this Indenture,

            (7) modify the provisions of Section 4.08 or the related definitions at any time on or after the Company is obligated to make a Change of Control Offer,

            (8) prior to the Release, release or modify in any respect the Lien of the Trustee on the Escrowed Property, or

            (9) waive a default in the payment of principal of or premium, if any, or interest, if any, on the Notes (except as set forth under Section 6.04).

            (c) The consent of the Holders of the Notes shall not be necessary to approve the particular form of any proposed amendment. It shall be sufficient if such consent approves the substance of the proposed amendment.

            (d) After an amendment that requires the consent of the Holders of Notes becomes effective, the Company shall mail to each registered Holder of the Notes at such holder's address appearing in the security register a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, shall not impair or affect the validity of the amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

            (e) Upon the written request of the Company accompanied by a board resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this

Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

            Without the consent of the requisite lenders under the Credit Agreement, no amendment may be made to the subordination provisions in Section
10.06 or the requirement set forth in the proviso of the second paragraph under
Section 4.16.

SECTION 8.03. Compliance with Trust Indenture Act.

            Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 8.04. Revocation and Effect of Consents.

            (a) After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note.

            (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

SECTION 8.05. Notation on or Exchange of Notes.

            If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Company) shall request the Holder of the Note (in accordance with the specific written direction of the Company) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, the Guarantors shall endorse, and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06. Trustee To Sign Amendments, etc.

            The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 12.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms (subject to customary exceptions).

                                  ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01. Discharge of Liability on Notes; Defeasance.

            (a) This Indenture shall be discharged and shall cease to be of further effect as to all Notes, and related Guarantees, issued hereunder when:

            (i) either (x) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or (y) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Obligations, or a combination of cash in U.S. dollars and non-callable Government Obligations, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

            (ii) no Default or Event of Default has occurred and is continuing on the date of the deposit;

            (iii) the Company and the Guarantors have paid or caused to be paid all sums payable by it under this Indenture; and

            (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company shall deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied and at the cost and expense of the Company.

            (b) Subject to Sections 9.01(c) and 9.02, the Company may at any time after Release elect to terminate some or all of its obligations and the obligations of the Guarantors under the outstanding Notes and this Indenture (hereinafter, "Legal Defeasance") except for obligations under Sections 2.04,
2.07 and 2.08 and obligations under the TIA. At any time after Release the Company may terminate its obligations (i) under Sections 4.08, through 4.18,
(ii) under Section 6.01(5), (6), (7) (with respect to Significant Subsidiaries),
(8) or (9) and (iii) under Section 5.01(b)(4) on a date the conditions set forth in Section 9.02 are satisfied (hereinafter, "Covenant Defeasance") and thereafter, any omission to comply with any covenant referred to in clause (ii) above will not constitute a Default or an Event of Default with respect to the Notes. The Company may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

            (c) If the Company exercises its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its Covenant Defeasance option, payment of the Notes may not be accelerated because of an Event of Default as described in
Section 6.01(3) (insofar as such Event of Default applies to obligations under Section 5.01(b)(4)), under Section 6.01(4) (insofar as such Event of Default applies to obligations under Sections 4.08 through 4.18), under Sections 6.01(5), (6), (7) (in the case of Sections 6.01(6) and (7), with respect to Significant Subsidiaries only) or under Section 6.01(8) or the failure of the Company to comply with Section 5.01(b)(5). If the Company exercises its Legal Defeasance option, each Guarantor, if any, shall be released from all its obligations under its Guarantee, and the Trustee shall execute a release of such Guarantee. If the Company exercises its Covenant Defeasance option, each Guarantor, if any, shall be released from its obligations under its Guarantee to the extent that the Company is released from its obligations under this Indenture.

            (d) Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

            (e) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.04, 2.06, 2.07, 2.08, 7.07, 9.05, 9.06 and 9.08 shall survive until such time as the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 9.05 and 9.06 shall survive.

SECTION 9.02. Conditions to Defeasance.

            The Legal Defeasance option or the Covenant Defeasance option, in
Section 9.01 may be exercised only after Release if:

            (a) the Company irrevocably deposits in trust with the Trustee money or Government Obligations, or a combination thereof, for the payment of principal of and interest on the Notes to maturity or redemption, as the case may be;

            (b) the Company delivers to the Trustee a certificate from an internationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest when due and without reinvestment on the deposited Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be;

            (c) 123 days pass after the deposit is made and during the 123-day period no Default described in Section 6.01(7) occurs with respect to the Company or any other Person making such deposit which is continuing at the end of the period;

            (d) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

            (e) such deposit does not constitute a default under any other material agreement or instrument binding on the Company;

            (f) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is not qualified as, a regulated investment company under the Investment Company Act of 1940;

            (g) in the case of an election of Legal Defeasance under Section 9.01, the Company delivers to the Trustee an Opinion of Counsel stating that:

                        (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

                        (2) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law,

to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance election and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such election has not occurred;

            (h) in the case of an election of Covenant Defeasance under Section 9.01, the Company delivers to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such election had not occurred; and

            (i) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to an election under 9.01 have been complied with as required by this Indenture.

SECTION 9.03. Deposited Money and Government Obligations To Be Held in Trust;
              Other Miscellaneous Provisions.

            All money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.02(a) in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

            The Company and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 9.02(a) or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a request of the Company any money or Government Obligations held by it as provided in
Section 9.02(a) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certifica-tion thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.04. Reinstatement.

            If the Trustee or Paying Agent is unable to apply any money or Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Guarantor's obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Obligations in accordance with
Section 9.01; provided that if the Company or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or Paying Agent.

SECTION 9.05. Moneys Held by Paying Agent.

            In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.02(a), to the Company upon a request of the Company (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.06. Moneys Held by Trustee.

            Any moneys deposited with the Trustee or any Paying Agent or then held by the Company or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Guarantors) upon a request of the Company, or if such moneys are then held by the Company or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and the Guarantors, either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.04, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the Guarantors or the release of any money held in trust by the Company or any Guarantors, as the case may be, Holders entitled to the money must look only to the Company and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

                                   ARTICLE TEN

                             GUARANTEE OF SECURITIES

SECTION 10.01. Guarantee.

            Prior to the Release, the Notes will not be guaranteed. From and after the Release and subject to the provisions of this Article Ten, the Obligations of the Company pursuant to the Notes and this Indenture will be fully and unconditionally, jointly and severally guaranteed (A) on an unsecured senior basis, by each Parent (the "Parent Guarantees"), Moore NA (the "Moore NA Guarantee"), Wallace (the "Wallace Guarantee" and together with the Moore NA Guarantee, the "Sister Guarantees") and each Guarantor organized under the laws of any State in the United States or in Canada or any province or territory thereof (the "NA Subsidiary Guarantees" and collectively with the Parent Guarantees and the Sister Guarantees, the "Senior Guarantees") and (B) on an unsecured senior basis, other than subordination of the obligations of such Guarantor to all obligations of such Guarantor under, or with respect to, Senior Credit Facility Debt, by each Subsidiary Guarantor that is a Subsidiary Guarantor organized outside the United States or Canada (the "Subordinated Subsidiary Guarantees" and, together with the Senior Guarantees, the "Guarantees"), upon execution of a Release Date Supplemental Indenture guarantee to each Holder (i) the due and punctual payment of the principal of and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other obligations and due and punctual performance of all obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Note, this Indenture and the Registration Rights Agreement, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. From and after the Release, each Guarantor, by execution of the Release Date Supplemental Indenture, agrees that its obliga-tions hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note, this Indenture or the Registration Rights Agreement, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

            Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Debt evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand,
(i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

            The Guarantee of any Guarantor may be released pursuant to Section
4.16 or Section 10.03.

            The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of any Holder under the Guarantees.

SECTION 10.02. Execution and Delivery of Guarantee.

            To further evidence the Guarantee set forth in Section 10.01, each Guarantor hereby agrees, on the date of the Release, that a notation of such Guarantee, substantially in the form included in Exhibit F hereto, shall be endorsed on each Note authenticated and delivered by the Trustee on the date of the Release and such Guarantee shall be executed by either manual or facsimile signature of an Officer or an Officer of a general partner, as the case may be, of each Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

            Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 10.01 shall be in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

            If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless.

            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 10.03. Release of Guarantors.

            The Guarantee of any Guarantor will be automatically and unconditionally released and discharged upon any of the following:

            (A) in connection with the sale of (i) that number of shares of Capital Stock of such Subsidiary Guarantor such that Subsidiary Guarantor is no longer a Subsidiary of the Company or another Restricted Subsidiary or (ii) all or substantially all of the assets of such Subsidiary Guarantor to a Person that is not the Company, Parent or another Restricted Subsidiary of the Company; provided that such sale complies with Section 4.12; or

            (B) the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of this Indenture;

and in each such case, the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

            In addition, in the event a Subsidiary becomes a Subsidiary Guarantor solely because it guarantees other Debt, then upon the full and unconditional release of the guarantee of such other Debt (provided that the Trustee is given 90 days' written notice of such other release) such Subsidiary Guarantee of such Subsidiary Guarantor shall also be released.

            The Trustee shall execute any documents reasonably requested by either the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Ten.

SECTION 10.04. Waiver of Subrogation.

            Until all of the obligations under the Notes and the Guarantees are satisfied in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.04 is knowingly made in contemplation of such benefits.

SECTION 10.05. Notice to Trustee.

            The Company or any Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or any such Guarantor which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Guarantees. Notwithstanding the provisions of this Article Ten or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Guarantees, unless and until the Trustee shall have received written notice thereof from the Company no later than one Business Day prior to such payment; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.05, and subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice referred to in this Section 10.05 at least one Business Day prior to the date upon which by the terms hereof any such payment may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than one Business Day prior to such date.

SECTION 10.06. Subordination of Subordinated Subsidiary Guarantees

      (a) The obligations of a Subsidiary Guarantor with respect to its Subordinated Subsidiary Guarantee will be subordinate in right of payment to the prior payment in full in cash or cash equivalents of all obligations of such Subsidiary Guarantor under or with respect to Senior Credit Facility Debt. The terms of the subordination provisions provided by this Section 10.06 apply to any Subsidiary Guarantor's obligations under the Subordinated Subsidiary Guarantee of such Subsidiary Guarantor. Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Holders of the Notes may receive or accept payments under a Subordinated Subsidiary Guarantee at a time when they are not entitled to receive payment under the Notes.

      (b) Only obligations under or with respect to Senior Credit Facility Debt will rank senior in right of payment to the relevant Subordinated Subsidiary Guarantee in accordance with the provisions of this Indenture. The Subordinated Subsidiary Guarantees will in all respects rank senior in right of payment to all other subordinated Debt of the Company, either Parent Guarantor and the Subsidiary Guarantors.

      (c) A Subsidiary Guarantor will not be permitted to pay on a Subordinated Subsidiary Guarantee (collectively, "pay the Subordinated Subsidiary Guarantee") if:

            (1) a payment default on obligations under or with respect to Senior Credit Facility Debt (including upon any acceleration of the maturity thereof) occurs and is continuing; or

            (2) any other default on obligations under or with respect to Senior Credit Facility Debt occurs that permits holders of obligations under or with respect to Senior Credit Facility Debt to accelerate the maturity thereof and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Representative of any Designated Senior Debt.

      Payments on a Subordinated Subsidiary Guarantee may and shall be resumed:

            (1) in the case of a payment default upon the date on which such default is cured or waived or will have ceased to exist; and

            (2) in the case of a nonpayment default upon the earlier of (x) the date on which such nonpayment default is cured or waived or will have ceased to exist (so long as no other default as in clause (c)(2) above exists) and (y) 180 days after the date on which the applicable Payment Blockage Notice is received.

      (d) No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

      (e) No known Default (other than a payment default) that existed upon the commencement of a Payment Blockage Notice (whether or not such Event of Default is on the same obligations under or with respect to Senior Credit Facility Debt) shall be made the basis for the commencement of any other Payment Blockage Notice, unless such default has been cured or waived or will have ceased to exist for a period of not less than 90 consecutive days subsequent to the commencement of such initial Payment Blockage Notice (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of such Payment Blockage Notice that, in either case, would give rise to an Event of Default pursuant to any provisions under which an Event of Default previously existed or was continuing shall constitute a new Event of Default for this purpose).

      (f) Upon any payment or distribution of the assets of any Subsidiary Guarantor that has given a Subordinated Subsidiary Guarantee or its property upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to such Subsidiary Guarantor or its Property:

            (1) the holders of obligations under or with respect to Senior Credit Facility Debt will be entitled to receive payment in full in cash or cash equivalents of all such obligations under or with respect to Senior Credit Facility Debt (including interest accruing after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable obligations under or with respect to Senior Credit Facility Debt, whether or not such interest is an allowed claim in any such proceeding) before the holders of the Notes are entitled to receive any payment;

            (2) until the obligations under or with respect to Senior Credit Facility Debt are paid in full, in cash or cash equivalents, any payment or distribution to which Holders of the Notes would be entitled but for the subordination provisions of this Indenture will be made to holders of such obligations under or with respect to Senior Credit Facility Debt as their interests may appear; and

            (3) if a distribution is made to Holders of the Notes that, due to the subordination provisions, should not have been made to them, such holders of the Notes are required to hold it in trust for the holders of obligations under or with respect to Senior Credit Facility Debt and pay it over to them as their interests may appear.

      (g) Unsecured Debt is not deemed to be subordinate or junior to secured Debt merely because it is unsecured or receives priority in respect of asset sales, cash flows or other prepayments and Debt which has different security or different priorities in the same security will not be deemed subordinate or junior to secured Debt no matter what the differences are.

      (h) If payment or distribution of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of obligations under, or with respect to, Senior Credit Facility Debt or the Representative of such holders of the acceleration.

      (i) No provision contained in this Indenture or the Notes will affect the Company's obligation, which is absolute and unconditional, to pay the Notes when due. The subordination provisions of this Indenture and the Notes will not prevent the occurrence of any Default or Event of Default under the indenture or limit the rights of the Trustee or any holder to pursue any other rights or remedies with respect to the Notes.

      (j) By reason of the subordination provisions contained in this Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Company, a Parent or a Subsidiary Guarantor who are holders of obligations under or with respect to Senior Credit Facility Debt may recover more, ratably, than the holders of the Notes, and the creditors of the Company, a Parent or a Subsidiary Guarantor who are not Holders of obligations under or with respect to Senior Credit Facility Debt may recover less, ratably, than Holders of obligations under or with respect to Senior Credit Facility Debt.

      (k) The terms of the subordination provisions described above will not apply to payments from money or of Government Obligations, or a combination thereof, held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to Section 9.02.

                                 ARTICLE ELEVEN

                               SECURITY DOCUMENTS

SECTION 11.01. Security Documents.

            Prior to the Release, the due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption, special redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents. Each Holder, by its acceptance of the Notes, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms. The Company shall deliver to the Trustee copies of all documents delivered to the Securities Intermediary pursuant to the

Security Documents, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured thereby, according to the intent and purposes herein and therein expressed. The Company shall take any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the obligations of the Company hereunder, a valid and enforceable perfected lien on and security interest in all the Collateral, in favor of the Securities Intermediary for the benefit of the Holders and other Persons for whose benefit the Securities Intermediary or Trustee, as applicable, acts pursuant to the Security Documents.

SECTION 11.02. Recording and Opinions.

            The Company shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Lien on and security interest in the Collateral granted by the Security Documents. For the avoidance of doubt, no Lien (other than that of the Trustee on behalf of the Holders) shall be permitted to exist on the Collateral. The Company shall from time to time promptly pay all financing, continuation statement and mortgage recording, registration and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance required hereunder or pursuant to the Security Documents. The Trustee shall have no obligation to, nor shall it be responsible for any failure to, so register, file or record.

SECTION 11.03. Release of Collateral.

            (a) Collateral may (and, as applicable, shall) be released or substituted only in accordance with the terms of the Security Documents.

            (b) The release of any Collateral from the terms of this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents.

SECTION 11.04. Certificates of the Company.

            To the extent applicable, the Company shall comply with TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the lien and security interest of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the lien and security interest of the Security Documents. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Collateral Agent in the exercise of reasonable care.

SECTION 11.05. Certificates of the Trustee.

            In the event that the Company wishes to release Collateral in accordance with the Security Documents and has delivered the certificates and documents required by the Security Documents and Sections 11.03 and 11.04 hereof, the Trustee shall determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on the Opinion of Counsel delivered pursuant to Section 12.04(2), shall deliver a certificate to the Collateral Agent setting forth such determination. The Trustee, however, shall have no duty to confirm the legality or validity of such documents, its sole duty being to certify that it has received such documentation which on their face conform to Section 314(d) of the TIA.

SECTION 11.06. Authorization of Actions To Be Taken by the Trustee Under the
               Security Documents.

            Subject to the provisions of Sections 7.01 and 7.02 hereof, the Trustee shall without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Securities Intermediary to take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or to the Trustee).

SECTION 11.07. Authorization of Receipt of Funds by the Trustee Under the
               Security Documents.

            The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents.

SECTION 11.08. Termination of Security Interest.

            Upon the consummation of (x) the Acquisition and Release or (y) the Special Mandatory Redemption, the Trustee shall deliver a certificate to the Securities Intermediary stating that such obligations have been paid in full.

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01. Trust Indenture Act Controls.

            If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

            The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 12.02. Notices.

            Except for notice or communications to Holders, any notice or communication shall be given in writing and when received if delivered in person, when receipt is acknowledged if sent by facsimile, on the next Business Day if timely delivered by a nationally recognized courier service that guarantees overnight delivery or two Business Days after deposit if mailed by first-class mail, postage prepaid, addressed as follows:

            If to the Company:

                   Moore North America Finance Inc.
                   One Canterbury Green
                   Stamford, Connecticut 06901
                   Attn: General Counsel
                   Fax: (203) 406-3856

            With a copy to:

                   Moore Corporation Limited
                   One Canterbury Green
                   Stamford, Connecticut 06901
                   Attn: General Counsel
                   Fax: (203) 406-3856

            With a copy to:

                   Sullivan & Cromwell LLP
                   125 Broad Street
                   New York, New York 10004
                   Attn: Robert Downes
                   Fax: (212) 558-3588

            If to the Trustee, Registrar or Paying Agent:

                   Mailing Address:
                   Bank One, N.A.
                   1 Bank One Plaza, Suite IL1-0430
                   Chicago, Illinois 60670-0430
                   Attn.: Corporate Trust Administration
                   Fax: (312) 407-8929

            Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

            The Company, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

            In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 12.03. Communications by Holders with Other Holders.

            Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture (except for the issuance of Notes on the Issue Date), if so requested by the Trustee, the Company or such Guarantor shall furnish to the Trustee:

            (1) an Officers' Certificate (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel (which shall include statements to a similar effect as those set forth in Section 12.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with (to the extent such conditions precedent involve legal conclusions).

SECTION 12.05. Statements Required in Certificate and Opinion.

            Each certificate (other than certificates pursuant to Section 4.06) with respect to compliance by or on behalf of the Company or any Guarantor with a condition or covenant provided for in this Indenture shall include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 12.06. Rules by Trustee and Agents.

            The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 12.07. Legal Holidays.

            A "Legal Holiday" is a Saturday, a Sunday or other day on which (i) commercial banks in the City of New York are authorized or required by law to close or (ii) the New York Stock Exchange is not open for trading. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08. Governing Law.

            This Indenture, the Notes and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

SECTION 12.09. No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company, Moore or any Subsidiary of Moore. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 12.10. Successors.

            All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

SECTION 12.11. Multiple Counterparts.

            The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

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                                     -123-


SECTION 12.12. Consent To Jurisdiction And Service Of Process.

            (a) Each Guarantor that is organized outside of the United States irrevocably consents to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America located in the Borough of Manhattan, City and State of New York over any suit, action or proceeding with respect to this Indenture, the transactions contemplated hereby, the Notes or the Guarantees and for actions brought under federal or state securities laws. The Company waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Indenture, the transactions contemplated hereby, the Notes or the Guarantees or federal or state securities laws in the courts of the State of New York or the courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same.

            (b) Each Guarantor that is organized outside of the United States irrevocably appoints Moore NA, as its authorized agent in the State of New York upon which process may be served in any such suit or proceedings, and agrees that service of process upon such agent, and written notice of said service to Moore NA, by the person serving the same to the address stipulated pursuant to
Section 12.02, shall be deemed in every respect effective service of process upon the Company in any such proceeding. Each Guarantor that is organized outside of the United States further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of 10 years from the date of this Indenture.

SECTION 12.13. Conversion of Currency.

            The Company covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Notes and this Indenture:

            (a) (i) If, for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the "judgment currency") an amount due in any other currency (the "Base Currency"), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

            (ii) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

            (b) In the event of the winding-up of the Company at any time while any amount or damages owing under the Notes and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between
(1) the date as of which the equivalent of the amount in U.S. Dollars or Canadian Dollars, as the case may be, due or contingently due under the Notes and this Indenture (other than under this Subsection (b)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Subsection (b), the final date for the filing of proofs of claim in the winding-up of the Company shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

            (c) The obligations contained in Subsections (a)(ii) and (b) of this
Section 12.13 shall constitute obligations of the Company separate and independent from its other respective obligations under the Notes and this Indenture, shall give rise to separate and independent causes of action against the Company, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or any of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company for a liquidated sum in respect of amounts due hereunder (other than under Subsection (b) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or the liquidator or otherwise any of them. In the case of Subsection (b) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

            (d) The term "rate(s) of exchange" shall mean the rate of exchange quoted by [INSERT NAME OF MOORE'S PRINCIPAL COMMERCIAL BANK] at its central foreign exchange desk at its head office in NEW YORK at 12:00 noon NEW YORK time for purchases of the Base Currency with the judgment currency other than the Base Currency referred to in Subsections (a) and (b) above and includes any premiums and costs of exchange payable.

            (e) The Trustee shall have no duty or liability with respect to monitoring or enforcing this Section 12.13.

SECTION 12.14. Currency Equivalent.

            Except as provided in Section 12.13, for purposes of the construction of the terms of this Indenture or of the Notes, in the event that any amount is stated herein in the currency of one nation (the "First Currency"), as of any date such amount shall also be deemed to represent the amount in the currency of any other relevant nation which is required to purchase such amount in the First Currency at the rate of exchange quoted by [INSERT NAME OF MOORE'S PRINCIPAL COMMERCIAL BANK] at its central foreign exchange desk at its head office in NEW YORK at 12:00 noon NEW YORK time on the date of determination.

SECTION 12.15. Table of Contents, Headings, etc.

            The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.16. Separability.

            Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                            [Signature Pages Follow]

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                                      MOORE NORTH AMERICA FINANCE INC.


                                          /s/ Thomas J. Quinlan
                                      By:_______________________________
                                         Name:
                                         Title:

                                     BANK ONE, N.A., as Trustee


                                     By: _________________________________
                                         Name:
                                         Title:


                                      S-2